                                            (COMMISSION FILE NUMBER): 001-09319
                                            (COMMISSION FILE NUMBER): 001-09320

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                                  FORM 8-K/A

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                  ----------

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 2, 1998

 PATRIOT AMERICAN HOSPITALITY, INC.          WYNDHAM INTERNATIONAL, INC.
   (Exact name of registrant as             (Exact name of registrant as
     specified in its charter)                specified in its charter)
             DELAWARE                                 DELAWARE
  (State or other jurisdiction of         (State or other jurisdiction of
   incorporation or organization)          incorporation or organization)
            94-0358820                               94-2878485
(I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)
       1950 Stemmons Freeway                    1950 Stemmons Freeway
            Suite 6001                               Suite 6001
        Dallas, Texas 75207                      Dallas, Texas 75207
          (214) 863-1000                           (214) 863-1000
 (Address, including zip code, and        (Address, including zip code, and
  telephone number, including area         telephone number, including area
  code, of registrant's principal          code, of registrant's principal
        executive offices)                       executive offices)

    ---------------------------               ---------------------------

         JAMES D. CARREKER                        JAMES D. CARREKER
      CHIEF EXECUTIVE OFFICER                 CHAIRMAN OF THE BOARD AND
 PATRIOT AMERICAN HOSPITALITY, INC.            CHIEF EXECUTIVE OFFICER
       1950 STEMMONS FREEWAY                  WYNDHAM INTERNATIONAL, INC.
            SUITE 6001                          1950 STEMMONS FREEWAY
        DALLAS, TEXAS 75207                          SUITE 6001
          (214) 862-1000                         DALLAS, TEXAS 75207
(Name, address, including zip code,                (214) 863-1000
and telephone number, including area      (Name, address, including zip code,
   code and of agent for service)         and telephone number, including area
                                               code, of agent for service)

                                  ----------

                                  COPIES TO:

                             GILBERT G. MENNA, P.C.
                            KATHRYN I. MURTAGH, ESQ.
                          GOODWIN, PROCTER & HOAR LLP
                                EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                (617) 570-1000

                                  ----------

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K/A filed by Patriot American Hospitality, Inc. ("Patriot") and Wyndham International, Inc. ("Wyndham") on August 6, 1998, which amended the Current Report on Form 8-K filed by Patriot and Wyndham on June 17, 1998.

(a) Financial Statements of Businesses Acquired or to be Acquired

The index to the financial information for Arcadian International Limited and Malmaison Limited is included on page F-1 of this report.

(b) Pro Forma Financial Information

None.

(c) Exhibits

Exhibit
Number      Description
------      -----------
23.1        Consent of Arthur Andersen-London, England

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                            PATRIOT AMERICAN HOSPITALITY, INC.

Dated: March 26, 1999          By: /s/ Lawrence S. Jones
                                  ---------------------------------
                                  Name: Lawrence S. Jones
                                  Title: Executive Vice President and Treasurer


                            WYNDHAM INTERNATIONAL, INC.

                               By: /s/ Lawrence S. Jones
                                  ---------------------------------
                                  Name: Lawrence S. Jones
                                  Title: Executive Vice President and Treasurer

                       PATRIOT AMERICAN HOSPITALITY, INC.
                          WYNDHAM INTERNATIONAL, INC.

                        INDEX TO FINANCIAL INFORMATION

                                                                          PAGE
                                                                          ----
                       HISTORICAL FINANCIAL INFORMATION

ARCADIAN INTERNATIONAL LIMITED (FORMERLY ARCADIAN INTERNATIONAL PLC):

Auditors' Report - Arthur Andersen ....................................   F-3
Consolidated Profit and Loss Account for the years ended December 31,
  1997 and 1996 .......................................................   F-5
Consolidated Statements of Total Recognised Gains and Losses for
  the years ended December 31, 1997 and 1996 ..........................   F-6
Consolidated Balance Sheets as of December 31, 1997 and 1996 ..........   F-7
Consolidated Cash Flow Statement for the years ended December 31,
  1997 and 1996 .......................................................   F-8
Notes to Accounts .....................................................   F-9

MALMAISON LIMITED:

Auditors' Report - Arthur Andersen ....................................   F-41
Consolidated Profit and Loss Account for the year ended December 31,
  1997 and the 53-week period ended December 31, 1996 .................   F-42
Consolidated Balance Sheets as of December 31, 1997 and 1996 ..........   F-43
Consolidated Cash Flow Statement for the years ended December 31,
  1997 and and the 53-week period ended December 31, 1996 .............   F-44
Notes to Accounts .....................................................   F-45

                     Arcadian International Limited
                     (formerly Arcadian International Plc)
                     and subsidiary undertakings


                     Non statutory accounts 31 December 1997
                     together with auditors' report
                     Registered number: 409293

Auditors' report



To the Shareholders of Arcadian International Limited:

We have audited the accounts on pages 3 to 37 which have been prepared under the historical cost convention as modified by the revaluation of hotels and the accounting policies set out on pages 9 to 13. As explained in Note 2, the accounts have not been prepared for the purposes of Section 226 of the Companies Act 1985 and are therefore not statutory accounts.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
The company's directors are responsible for the preparation of the accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

BASIS OF OPINION
We conducted our audit in accordance with UK Auditing Standards issued by the Auditing Practices Board, which are substantially consistent with generally accepted auditing standards in the US, for which purpose our report is dual-dated in respect of Note 1.

An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's and the group's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

PARENT COMPANY FINANCIAL SUPPORT
In forming our opinion, we have considered the adequacy of the disclosures made in Note 1 of the accounts concerning the uncertainty regarding the future financing of Patriot American Hospitality Inc, on whose continued financial support the company and group depend. In view of the significance of this uncertainty we consider that it should be drawn to your attention, but our opinion is not qualified in this respect.

OPINION
In our opinion the accounts give a true and fair view of the state of affairs of the company and of the group as at 31 December 1997 and of the group's profit and cash flows for the year then ended and have been properly prepared in accordance with the Companies Act 1985 as would have applied if they had been statutory accounts.




Arthur Andersen
Chartered Accountants

1 Surrey Street
London
WC2R 2PS

22 July 1998 (except with respect to the matter discussed in Note 1, as to which the date is 24 March 1999)

Consolidated profit and loss account
For the year ended 31 December 1997

                                                                  Notes            1997             1996
                                                                                  L'000            L'000
Turnover                                                            3            31,782           30,453
Cost of sales                                                                   (15,825)         (14,400)
                                                                             ----------       ----------

GROSS PROFIT                                                                     15,957           16,053
Administrative expenses before exceptional costs (net)                          (11,055)         (10,559)
Exceptional administrative costs                                    4            (1,495)               -
                                                                             ----------       ----------
Administrative expenses after exceptional costs                                 (12,550)         (10,559)
                                                                             ----------       ----------
Operating profit                                                                  3,407            5,494
(Loss) profit on disposal of fixed assets                           5               (11)             380
Share of operating losses of associated undertakings                13             (372)            (369)
Interest receivable and similar income                              6             1,533              265
Interest payable and similar charges                                7            (2,552)          (2,117)
                                                                             ----------       ----------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                       8             2,005            3,653
Tax on profit on ordinary activities                                10              (52)            (484)
                                                                             ----------       ----------

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                                      1,953            3,169
Minority interest                                                   18               44              (33)
                                                                             ----------       ----------

PROFIT FOR THE FINANCIAL YEAR                                                     1,997            3,136
Dividends paid and proposed on equity and non equity shares         11             (206)          (1,929)
                                                                             ----------       ----------
RETAINED PROFIT FOR THE YEAR                                                      1,791            1,207
                                                                             ----------       ----------
                                                                             ----------       ----------
RETAINED PROFIT FOR THE YEAR
The company                                                                       1,491              797
Group undertakings                                                                  672              779
Associated undertakings                                                            (372)            (369)
                                                                             ----------       ----------
                                                                                  1,791            1,207
                                                                             ----------       ----------
                                                                             ----------       ----------

All operations of the group continued throughout both years and no operations were acquired or discontinued.

A statement of movements on reserves is given in note 21.

The accompanying notes are an integral part of this consolidated profit and loss account.

Consolidated statement of total recognised gains and losses
For the year ended 31 December 1997

                                                                   Group
                                                          ---------------------------
                                                                 1997            1996
                                                                L'000           L'000
Profit for the financial year                                   1,997           3,136
Unrealised surplus on revaluation of fixed assets               6,238           4,697
Loss on foreign currency translation                           (1,436)         (1,277)
                                                           ----------       ----------
TOTAL RECOGNISED GAINS AND LOSSES FOR THE YEAR                  6,799           6,556
                                                           ----------       ----------
                                                           ----------       ----------

The accompanying notes are an integral part of this consolidated statement of total recognised gains and losses.

BALANCE SHEETS
For the year ended 31 December 1997

                                                                      Group                           Company
                                                          ------------------------------    -----------------------------
                                                Notes               1997            1996             1997            1996
                                                                   L'000           L'000            L'000           L'000
FIXED ASSETS
Intangibles                                       12                 641               -                -               -
Tangible assets                                   12              87,281          77,180                -               -
Investments                                       13              17,523           7,928           71,385          61,648
                                                              ----------      ----------       ----------      ----------
                                                                 105,445          85,108           71,385          61,648
                                                              ----------      ----------       ----------      ----------
CURRENT ASSETS
Stocks                                            14              26,933          23,381                -               -
Debtors
- due within one year                             15               6,359           7,212           38,906          29,324
- due after one year                              15                   -             639                -               -
Cash at bank and in hand                                           1,421           2,362               14              20
                                                              ----------      ----------       ----------      ----------
                                                                  34,713          33,594           38,920          29,344
CREDITORS: Amounts falling due within one
year                                              16             (17,258)        (21,033)         (18,296)        (14,923)
                                                              ----------      ----------       ----------      ----------
NET CURRENT ASSETS                                                17,455          12,561           20,624          14,421
                                                              ----------      ----------       ----------      ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                            122,900          97,669           92,009          76,069

CREDITORS: Amounts falling due after more
than one year                                     17             (41,206)        (22,215)         (36,280)        (21,831)
                                                              ----------      ----------       ----------      ----------
NET ASSETS                                                        81,694          75,454           55,729          54,238
                                                              ----------      ----------       ----------      ----------
                                                              ----------      ----------       ----------      ----------
CAPITAL AND RESERVES
Called-up ordinary share capital                  19              36,869          36,869           36,869          36,869
  Share premium                                   21              13,392          13,392           13,392          13,392
Revaluation reserve                               21              21,400          15,162                -               -
Capital reserve                                   21               7,531           7,627                -               -
Goodwill write-off reserve                        21                (246)           (137)           1,750           1,750
Profit and loss account                           21               1,937           1,582            3,718           2,227
                                                              ----------      ----------       ----------      ----------
EQUITY SHAREHOLDERS' FUNDS                        22              80,883          74,495           55,729          54,238
MINORITY INTEREST                                 18                 811             959                -               -
                                                              ----------      ----------       ----------      ----------
TOTAL CAPITAL EMPLOYED                                            81,694          75,454           55,729          54,238
                                                              ----------      ----------       ----------      ----------
                                                              ----------      ----------       ----------      ----------

SIGNED ON BEHALF OF THE BOARD
                                                 Director


The accompanying notes are an integral part of these balance sheets.

Consolidated Cash Flow Statement
For the year ended 31 December 1997

                                                                       1997                             1996
                                                        --------------------------------     ----------------------------
                                                                   L'000           L'000            L'000           L'000
Net cash flow from operating activities          23a                               1,149                            5,568

Returns on investments and servicing
of finance                                       23b                              (3,215)                          (3,340)
Taxation                                         23b                                (581)                            (115)
Capital expenditure                              23b                             (13,240)                          (3,330)
Acquisitions and disposal                        23b                                   -                          (15,273)
Equity dividends paid                                                             (1,799)                          (1,128)
                                                                              ----------                       ----------

CASH OUTFLOW BEFORE FINANCING                                                    (17,686)                         (17,618)
Financing
- issue of ordinary shares (net of costs)                              -                           15,777
- redemption of preference shares                                      -                           (2,000)
- increase in debt (net)                                          18,219                            3,683
                                                              ----------                       ----------
                                                 23b                              18,219                           17,460
                                                                              ----------                       ----------
INCREASE (DECREASE) IN CASH IN THE YEAR          23c                                 533                             (158)
                                                                              ----------                       ----------
                                                                              ----------                       ----------


RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
For the year ended 31 December 1997

                                                Notes                  1997                             1996
                                                           -----------------------------   ------------------------------
                                                                   L'000           L'000            L'000           L'000
INCREASE (DECREASE) IN CASH IN THE YEAR          23c                 533                             (158)
Cash inflow from debt                            23c             (18,219)                          (3,683)
                                                              ----------                       ----------
Change in net debt resulting from:
- Cash flows                                                                     (17,686)                          (3,841)
- New finance leases                                                                (145)                            (657)
- Foreign exchange translation differences                                            96                              377
                                                                              ----------                       ----------

MOVEMENT IN NET DEBT IN THE YEAR                                                 (17,735)                          (4,121)

NET DEBT AT START OF YEAR                        23c                             (29,542)                         (25,421)
                                                                              ----------                       ----------
NET DEBT AT END OF YEAR                          23c                             (47,277)                         (29,542)
                                                                              ----------                       ----------
                                                                              ----------                       ----------


The accompanying notes are an integral part of this consolidated cash flow statement.

Notes to Accounts
For the year ended 31 December 1997

1   SUBSEQUENT EVENTS
a) On 6 April 1998 Patriot completed its acquisition of all the share capital of the company. Each shareholder received 60 pence in cash per ordinary share. Immediately following the completion of the transaction application was made to the Stock Exchange for delisting and to the Registrar of Companies to change the name of the company from Arcadian International plc to Arcadian International Limited.

b) In a related but separate transaction Patriot entered into an option agreement with the other shareholders of Malmaison Limited to purchase the balance of share capital and loan stock of Malmaison Limited not already owned by the company. The benefit of this option was passed from Patriot to the company. The option was exercised on 8 April 1998. The management contract with Malmaison Management Limited was terminated on the same day.

c) Patriot is a US Real Estate Investment Trust or `REIT' whose shares are paired and trade as a single unit with those of Wyndham International, Inc. ('Wyndham').

     Subsequent to the transaction, the trading stock and business of the group's hotels was sold to Wyndham and its subsidiaries Arcadian Hotels Limited and Malmaison Hotels Limited together ("the Wyndham UK Group") for book value at the transaction dates. The group continues to own the freehold and long leasehold interests in the hotels which have been leased to the Wyndham UK Group.

d) The company and its subsidiaries ("the group") are dependent on the continued financial support of Patriot. Patriot has confirmed its intention of providing continued financial support to the group to enable it to meet its liabilities as they fall due, for a period of at least twelve months from 22 July 1998. As described in (e) below, there is uncertainty regarding the future financing of Patriot which may impact its ability to provide continued financial support to the group.

e) In their Joint Quarterly Report on Form 10-Q for the quarterly period ended 30 June 1998, dated 14 August 1998, Patriot and Wyndham (the "Companies") reported, among other things, that expenses related to the rapid pace of acquisitions during the first six months of 1998, coupled with the Companies' operating expenses and capital expenditures and development programmes, had resulted in Patriot being fully drawn of all available funds under the existing Revolving Credit Facility as of 14 August 1998. The Companies further stated that, while they were then negotiating to obtain additional bank financing and other additional sources of capital, if the Companies were unable to secure additional sources of financing in the future, no assurances could be made that a future lack of financing sources would not have a material adverse effect on the Companies' financial condition and results of operations. In their subsequent Joint Quarterly Report on Form 10-Q for the quarterly period ended 30 September 1998, dated 20 November 1998, the Companies reiterated that if the Companies were unable to secure additional sources of financing in future, were unable to successfully refinance existing indebtedness, or were unable to obtain amendments to existing covenants under the Revolving Credit Facility, no assurance could be made that the Companies would be able to meet their financial obligations as they come due without substantial dilution of assets outside the ordinary course of business, restructuring of debt, externally forced revisions of its operations or similar actions. The Companies also reiterated no assurances could be given that the lack of future financing sources would not have a material adverse effect on the Companies' financial condition and results of operations.

    On 4 February 1999, the Companies filed a Current Report on Form 8-K which described amendments to its credit facility, and forward equity arrangements. Under the amended terms of Patriot's $2.7 billion credit facility, the $350 million payment due 31 January 1999 (and as a result of the events announced on 1 March 1999, as described below) the maturities of the $350 million payment due 31 January 1999 and the $400 million payment due 31 March 1999 were extended until 30 June 1999.

    On 1 March, 1999, the Companies filed a Current Report on Form 8-K which included an announcement by the Companies that Patriot had entered into a definitive securities purchase agreement with a group of investors (the "Investors") providing for a $1 billion convertible preferred stock investment in the Companies. The Investors will own an approximate 29% interest in the Companies, assuming full subscription to a planned rights offering of $300 million of convertible preferred stock which would reduce the Investors' investment commensurately. The Boards of the Companies have unanimously approved the combination of the two companies (the "Restructuring") and conversion from a paired share real estate investment trust ("REIT") structure to a C Corporation pursuant to a restructuring plan. Under the terms of the restructuring plan, a newly formed subsidiary of Wyndham, a C Corporation, will be merged into Patriot, a REIT, as a result of which Patriot will become a wholly owned subsidiary of Wyndham.

    The equity investment and the Restructuring are subject to stockholder approval and both are currently expected to be completed by 30 June 1999. The equity investment is also subject to antitrust clearance and certain other conditions and consents.

2   ACCOUNTING POLICIES
A summary of the principal accounting policies is set out below. All accounting policies have been applied consistently throughout the year and the preceding year.

a)  ACCOUNTING CONVENTION
The accounts are prepared under the historical cost convention modified to include the revaluation of hotels and in accordance with applicable accounting standards except in relation to the absence of provision for the depreciation of freehold and long leasehold buildings, as set out in c), below. The accounts are not statutory accounts.

b)  BASIS OF CONSOLIDATION
The group accounts consolidate the accounts of Arcadian International Limited and all its subsidiary and associated undertakings made up to 31 December 1997. The acquisition method of accounting has been adopted whereby the results of subsidiary undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.

For acquisitions completed prior to 31 December 1996 goodwill arising on consolidation or on the acquisition of a business (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) has been written off against reserves. In accordance with Financial Reporting Standard No 10, for acquisitions completed since 1 January 1997, goodwill arising on consolidation or on the acquisition of a business is capitalised and amortised over its estimated useful life. Any excess of the aggregate of the fair value of the separable net assets acquired over the fair value of the consideration given is credited directly to reserves.

On disposal of previously acquired businesses, any attributable amount of goodwill previously written off is included in determining the profit or loss on disposal.

In the company's accounts, investments in subsidiary undertakings are stated at cost less amounts written off. Only interest and dividends received and receivable are credited to the company's profit and loss account.

c)  TANGIBLE FIXED ASSETS
Freehold hotel properties and hotel properties on leases with 25 years or more to run at the balance sheet date are revalued annually and the resultant valuation is included in the balance sheet unless the surplus or deficit is immaterial. Where a material surplus or deficit arises, this is taken to the revaluation reserve to the extent available. Any permanent diminution in the value of such properties is charged to the profit and loss account.

In accordance with normal practice within the hotel industry, no depreciation is provided on freehold hotel properties or on hotel properties on leases with 25 years or more to run at the balance sheet date. The group's properties are maintained at all times in sound condition and to a high standard. Accordingly, the directors are of the opinion that the length of lives and residual values (based on prices prevailing at the time of acquisition or subsequent valuation) of these properties are such that any provision for depreciation would not be material

Interest on capital employed on land under development and on the costs of construction and refurbishment of hotels incurred until these projects are completed is, where appropriate, capitalised as part of the costs of construction. Costs of construction include an allocation of direct overheads, including internal labour and overhead costs.

Leasehold properties are amortised over the unexpired period of the lease where this is less than 25 years.

Depreciation is provided on a straight line basis as follows:

Motor vehicles                                   4 years
Office equipment                                 4 years
Furniture, fittings and equipment                5-10 years
Plant and machinery                              10-15 years

d)  FIXED ASSET INVESTMENTS
Investments are shown at cost less amounts written off. Provisions are made for any permanent diminution in value. Income is included (together with the related tax credit) in the consolidated accounts of the year in which it is receivable.

e)  INTERESTS IN ASSOCIATED UNDERTAKINGS
Associated undertakings are entities in which the group has a participating interest and over whose operating and financial policy it exercises a significant influence. They do not include subsidiary undertakings. These investments are dealt with by the equity method of accounting on consolidation. That is, the consolidated profit and loss account includes the appropriate share of these companies' profits less losses and the group's share of post-acquisition retained losses and reserves is added to the cost of investment in the consolidated balance sheet (see note 13).

Goodwill included in the acquisition cost of associated undertakings on acquisitions completed prior to 31 December 1996 has been written off against reserves on acquisition. In accordance with Financial Reporting Standard No 10, goodwill on acquisitions of associated undertakings completed since 1 January 1997 is capitalised and amortised over its estimated useful life.

Where transactions are entered into with associated undertakings, any element of unrealised profit or loss is eliminated on consolidation to the extent of the group's interest in that undertaking.

f)  STOCKS
Stocks comprise pre-construction costs, hotel development sites and hotel operating stocks. They are stated at the lower of cost and net realisable value.

Pre-construction costs represent the cost of land, contractors' and professional fees, interest and an allocation of other direct and project overheads including internal labour and overhead costs. Costs are capitalised from the date at which the group acquires and maintains an interest in, or an option to acquire an interest in, a development site.

g)  TAXATION
Corporation tax payable is provided on taxable profits at the current rate.

Advance corporation tax payable on dividends paid or provided for in the period is written off, except when recoverability against corporation tax payable is considered to be reasonably assured in the short term. Credit is taken for advance corporation tax written off in previous years when it is recovered against corporation tax liabilities.

The taxation liabilities of certain group companies are reduced wholly or in part by the surrender of losses by fellow group companies.

Deferred taxation has been calculated using the liability method. Deferred taxation is provided on timing differences which will probably reverse, at the rates of tax likely to be in force at the time of the reversal. Deferred tax is not provided on timing differences which, in the opinion of the directors, will probably not reverse.

h)  PENSION COSTS
Pension costs represent contributions in respect of the year made by the group by reference to a uniform percentage of salary into employees' personal pension schemes. These costs are charged to the profit and loss account as they fall due.

i)  FOREIGN CURRENCY
In the accounts of individual undertakings, transactions denominated in foreign currencies are recorded in the local currency at actual exchange rates as of the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the year end are reported at the rates of exchange prevailing at the year end. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

For the purposes of consolidation and application of the equity method of accounting the closing rate method is used, under which translation gains or losses are shown as a movement on reserves. Profit and loss accounts of overseas subsidiary and associated undertakings are translated at the closing exchange rate.

j)  TURNOVER
i)  Hotels
Turnover comprises amounts receivable for goods and services provided, net of VAT and similar sales taxes.

ii) Project development
Turnover comprises project management fees and fees in relation to site procurement.

k)  LEASES
The group enters into operating and finance leases.
Assets held under finance leases are initially reported at the fair value of the asset, with an equivalent liability categorised under creditors due within or after one year as appropriate. The asset is depreciated over the shorter of the lease term and its useful economic life. Finance charges are allocated to accounting periods over the period of the lease to produce a constant rate of return on the outstanding balance. Rentals are apportioned between finance charges and reduction of the liability. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives.

Rentals under operating leases are charged on a straight-line basis over the lease term and commitments are provided for in the balance sheet at the time the rental payments fall due. Further information on charges in the period and future commitments is given in note 26c).

l)  GOVERNMENT GRANTS
Government grants relating to tangible fixed assets are treated as deferred income and credited to the profit and loss account by equal annual instalments over the period to which the grant relates.

m)  CAPITAL INSTRUMENTS
Capital instruments are classified as liabilities if they contain an obligation to transfer economic benefits and if they are not included in shareholders' funds. Capital instruments are initially stated at the amount of the net proceeds after the deduction of issue costs. The finance cost recognised in the profit and loss account in respect of capital instruments other than equity shares is calculated so as to give a constant rate of return on the outstanding balance.

3 SEGMENT INFORMATION
The group is classified into two segments:

Hotels - relates to the operation and management of hotels.

Project development - relates to site and pre-construction costs, investment in resort developments and project management and co-ordination fees.

In the opinion of the directors, the disclosure of information for these segments would be prejudicial to the interests of the Group.

4   EXCEPTIONAL COSTS
Exceptional costs were incurred in 1997 in relation to the acquisition of the group by Patriot American Hospitality, Inc. ("Patriot") which completed on 6 April 1998 (see note 1a)).

5   (LOSS) PROFIT ON DISPOSAL OF FIXED ASSETS
Loss on disposal of fixed assets of L11,000 relates to the sale of Hunstrete House on 4 March 1997. These assets contributed Lnil (1996 - Lnil) to the group's profit from continuing operations during the year. No tax charge arose on this sale.

Profits of L380,000 in 1996 arose on the sale of land adjoining a hotel.

6 INTEREST RECEIVABLE AND SIMILAR INCOME
Investment income comprises:

                                                                 1997            1996
                                                                L'000           L'000
Interest from associated undertakings (note 13a)                1,355              70
Interest from other participating interests (note 13)              17              48
Interest from short term bank deposits                             54              19
Interest - other                                                  107             128
                                                           ----------      ----------
                                                                1,533             265
                                                           ----------      ----------
                                                           ----------      ----------

7 INTEREST PAYABLE AND SIMILAR CHARGES
Interest payable and similar charges comprise:

                                                                                     1997            1996
                                                                                    L'000           L'000
On bank loans, overdrafts and other loans repayable within five years
- by instalments                                                                    3,684           2,195
- not by instalments                                                                   87             693
On all other loans                                                                     88              47
Write off of facility fees and costs following refinancing                              -             233
                                                                               ----------      ----------
                                                                                    3,859           3,168
Less: Amounts capitalised on pre-construction costs and hotel development
(notes 12 and 14)                                                                  (1,307)         (1,051)
                                                                               ----------      ----------
                                                                                    2,552           2,117
                                                                               ----------      ----------
                                                                               ----------      ----------

Included in the above is the interest element of charges payable under finance leases contracts amounting to L88,000 (1996 - L47,000).

8   PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION
Profit on ordinary activities before taxation is stated after crediting:


                                                                       1997            1996
                                                                      L'000           L'000
a)  Amortisation of government grants                                     -              71
b)  Profit on sale of database access                                     -             750
c)  Fee for site introduction to associate undertaking                  256             365
d)  Foreign exchange gains, net                                         144               -
                                                                 ----------      ----------
                                                                 ----------      ----------
And after charging:

a)  Depreciation of tangible fixed assets
    - owned                                                           1,102             963
    - held under hire purchase contracts and finance leases             252             188
b)  Amortisation of intangible fixed asset                                4              67
c)  Rental payable, net                                                 216             109
d)  Other operating lease rentals                                        34              37
e)  Auditors' remuneration - audit fees                                 175             154
f)  Foreign exchange losses, net                                          -             204
g)  Provision for costs of unlet commercial property                    200               -
h)  Provision against development project                                 -             234
i)  Staff costs (note 9)                                             10,677           9,338
                                                                 ----------      ----------
                                                                 ----------      ----------

In addition, in the year ended 31 December 1997, the auditors received L165,000 for non-audit services provided during the year (1996 - L400,000) of which L62,000 related to costs associated with the sale of the company to Patriot.

9 INFORMATION REGARDING DIRECTORS AND EMPLOYEES
Particulars of employees are as shown below:

                                                                               1997            1996
                                                                              L'000           L'000
Employee costs during the year (excluding directors) amounted to:

Wages and salaries                                                            9,834           8,588
Social security costs                                                           700             623
Other pension costs                                                             143             127
                                                                         ----------      ----------
                                                                             10,677           9,338
                                                                         ----------      ----------
                                                                         ----------      ----------

The average weekly number of persons employed by the group during the year (including executive directors) was as follows:


                                                                      Number          Number
Hotel operations                                                       1,132           1,024
Direct property operations                                                 8               7
General and financial administration                                      15              12
                                                                  ----------      ----------
                                                                       1,155           1,043
                                                                  ----------      ----------
                                                                  ----------      ----------
REMUNERATION
                                                                        1997            1996
                                                                       L'000           L'000

Emoluments                                                               712             707

Fees to third parties in respect of directors' services                   70              42
                                                                  ----------      ----------
                                                                         782             749
Compensation for loss of office                                           15               -
                                                                  ----------      ----------
                                                                  ----------      ----------
                                                                         797             749
                                                                  ----------      ----------
                                                                  ----------      ----------

The above amounts do not include any gains made on the exercise of share options or the value of any shares or share options received under long-term incentive schemes. No directors exercised share options in the year (1996.- nil) and no shares were received or receivable under long-term incentive schemes by any of the directors.

Further details regarding payments made under these schemes subsequent to the year end in connection with the acquisition of the company by Patriot are given in note 20 and 26b)ii).

HIGHEST-PAID DIRECTOR
The above amounts for remuneration include the following in respect of the highest paid director.

                                                                             1997            1996
                                                                            L'000           L'000
Emoluments and long-term incentive schemes                                    178             221
                                                                       ----------      ----------
                                                                       ----------      ----------
10 TAX CHARGE ON PROFIT ON ORDINARY ACTIVITIES
The tax charge is based on the profit for the year and comprises:

                                                                             1997            1996
                                                                            L'000           L'000
ACT written off                                                                52             484
                                                                       ----------      ----------
                                                                       ----------      ----------

The group has tax losses which may be available to carry forward against future profits. Certain of these losses may be relieved only against future trading profits.

A potential liability on deferred chargeable gains of L11,461,000
(1996-L5,700,000) exists following the revaluation of certain properties and the roll over of chargeable gains in prior years. This liability is not expected to crystallise in the foreseeable future as the directors do not intend to dispose of these assets. Consequently, no deferred taxation provision has been made in this respect.

11  DIVIDENDS PAID AND PROPOSED

                                                              1997            1996
                                                             L'000           L'000
Equity dividends on ordinary shares:
Interim paid 0.14p (1996 - 0.12p)                              206             133
Final proposed nil (1996 - 1.08p)                                -           1,593
                                                        ----------      ----------
                                                               206           1,726

Non-equity dividend on preference shares:
6% cumulative redeemable preference dividend                     -             203
                                                        ----------      ----------
                                                               206           1,929
                                                        ----------      ----------
                                                        ----------      ----------

The dividend arising on the preference shares was accrued from the date of issue to 31 December 1996 when the shares were redeemed and the accrued dividend was paid.

12 INTANGIBLE AND TANGIBLE FIXED ASSETS
The movement in the year was as follows:


                                              Intangible
                                             fixed assets                      Tangible fixed assets
                                            --------------      ----------------------------------------------------
GROUP                                                                          Leasehold       Fittings,       Total
                                                                              properties       equipment    tangible
                                                                  Freehold          over             and       fixed
                                                  Goodwill      properties      25 years        vehicles      assets
                                                 L'000               L'000         L'000         L'000         L'000
COST  OR VALUATION
Beginning of year                                        -           58,069        13,703         7,636        79,408
Additions                                              645            3,785         1,224         2,809         7,818
Revaluations                                             -            4,779           699             -         5,478
Disposals                                                -           (1,489)          (60)         (476)       (2,025)
                                                 ----------      ----------    ----------    ----------    ----------
End of year                                            645           65,144        15,566         9,969        90,679
                                                 ----------      ----------    ----------    ----------    ----------

----------------------------------------------------------------------------------------------------------------------
At valuation 1997                                        -           63,744        15,566             -        79,310
At cost                                                645            1,400             -         9,969        11,369
----------------------------------------------------------------------------------------------------------------------

DEPRECIATION AND AMORTISATION
Beginning of year                                        -                -             -         2,228         2,228
Charge
- continuing activities                                  4                -             -         1,354         1,354
Disposals                                                -                -             -          (184)         (184)
                                                 ----------       ---------     ---------     ---------     ---------
End of year                                              4                -             -         3,398         3,398
                                                 ----------       ---------     ---------     ---------     ---------

NET BOOK VALUE
Beginning of year                                        -           58,069        13,703         5,408        77,180
                                                 ----------      ----------    ----------    ----------    ----------
                                                 ----------      ----------    ----------    ----------    ----------
End of year                                            641           65,144        15,566         6,571        87,281
                                                 ----------      ----------    ----------    ----------    ----------
                                                 ----------      ----------    ----------    ----------    ----------
At historical cost                                     641           49,826        11,873         6,571        68,270
                                                 ----------      ----------    ----------    ----------    ----------
                                                 ----------      ----------    ----------    ----------    ----------
LEASED ASSETS AND ASSETS HELD ON FINANCE
LEASES INCLUDED IN THE ABOVE:

NET BOOK VALUE
BEGINNING OF YEAR                                                                                   615           615
                                                                                             ----------    ----------
                                                                                             ----------    ----------
END OF YEAR                                                                                       1,059         1,059
                                                                                             ----------    ----------
                                                                                             ----------    ----------

Intangible fixed assets relate to goodwill arising on the acquisition of a 20% interest in Beleggingsmaatschappij Stako II B.V. (`Stako') (note 13a). Goodwill relating to this acquisition is being amortised over 20 years.

Additions to assets in course of construction include interest capitalised of L33,000 (1996 - L4,000). Cumulative interest capitalised included in the cost of tangible fixed assets amounts to L122,000 (1996 - L89,000).


Freehold and leasehold properties are included at valuation. The valuations were carried out by Weatherall Green & Smith, Chartered Surveyors, on an open market value at 30 September 1997 for existing use basis, inclusive of fittings and equipment and with the benefit of licences where applicable. The valuations are recorded after deducting the net book value of fittings and equipment.

On a historical cost basis, the net book amount of tangible fixed assets at 31 December 1997 would be L66,812,000 and the depreciation charge would not be materially different.

13  FIXED ASSET INVESTMENTS
The following are included in the net book value of fixed asset investments:


GROUP                                                                     Other participating
                                           Associated undertakings             interests
                                          -----------------------------  ----------------------
                                                Shares           Loans      Shares        Loans        Other         Total
                                                 L'000           L'000       L'000        L'000        L'000         L'000
Beginning of year                                  241           5,429       1,455          303          500         7,928
Additions                                        1,673           7,228           -            -            -         8,901
Interest accrued                                     -              94           -           17           36           147
Transfer to current asset investment                 -               -        (105)           -            -          (105)
Transfer from current asset
Receivables                                          -               -           -          955            -           955
Unrealised profits on transactions
With associated undertakings                      (310)              -           -            -            -          (310)
Share of losses                                   (372)              -           -            -            -          (372)
Share of fixed asset revaluations                  760               -           -            -            -           760
Loss on translation of overseas equity
investments                                        (86)           (295)          -            -            -          (381)
                                            ----------      ----------  ----------   ----------   ----------    ----------
End of year                                      1,906          12,456       1,350        1,275          536        17,523
                                            ----------      ----------  ----------   ----------   ----------    ----------
                                            ----------      ----------  ----------   ----------   ----------    ----------


COMPANY                                                                              Other
                                                Subsidiary       Associated  participating
                                              undertakings     undertakings      interests            Other          Total
                                                     L'000            L'000          L'000            L'000          L'000
SHARES AT COST
Beginning of year                                   48,342              232          1,458              315         50,347
Additions                                              194            2,319              -                -          2,513
Transfer                                               105                -           (105)               -              -
                                                ----------       ----------     ----------       ----------     ----------
End of year                                         48,641            2,551          1,353              315         52,860
                                                ----------       ----------     ----------       ----------     ----------

AMOUNTS WRITTEN OFF
                                                ----------       ----------     ----------       ----------     ----------
Beginning and end of year                             (247)               -              -                -           (247)
                                                ----------       ----------     ----------       ----------     ----------

LOANS
Beginning of year                                    7,980            2,866            303              399         11,548

Advanced during year                                     -            7,078              -                -          7,078
Interest accrued                                         -               94             17               35            146
                                                ----------       ----------     ----------       ----------     ----------
End of year                                          7,980           10,038            320              434         18,772
                                                ----------       ----------     ----------       ----------     ----------
NET BOOK VALUE
Beginning of year                                   56,075            3,098          1,761              714         61,648
                                                ----------       ----------     ----------       ----------     ----------
                                                ----------       ----------     ----------       ----------     ----------
End of year                                         56,374           12,589          1,673              749         71,385
                                                ----------       ----------     ----------       ----------     ----------
                                                ----------       ----------     ----------       ----------     ----------

Additions to subsidiary undertakings are comprised of additional costs relating to acquisitions completed in 1996.

The principal subsidiary undertakings are shown below:

                                                     COUNTRY OF                                     PROPORTION OF ORDINARY
                                                     INCORPORATION                                  SHARE CAPITAL AND VOTING
SUBSIDIARY UNDERTAKING                               AND OPERATION    PRINCIPAL ACTIVITY            RIGHTS HELD BY THE GROUP
Arcadian International Resorts Limited               England          Leisure development and                     100%
                                                                      project management
Arcadian UK Developments Limited                     England          Property investment and                     100%
                                                                      project management
Arcadian France SA                                   France           Leisure development                         100%
Arcadian Group Services Limited                      England          Management services                         100%
Hotel L'Horizon Limited                              Jersey           Hotel operations                            100%
Arcadian Hotels (UK) Limited                         England          Hotel operations                            100%
Chateau de Bessy SA                                  France           Leisure development                        54.7%
Ettington Park Group Limited                         England          Hotel operations                            100%
The Mollington Banastre Hotel Limited                England          Hotel operations                            100%
Tillian Limited                                      England          Leasehold property owner and                100%
                                                                      lessor
Chilston Park Limited                                England          Hotel operations                            100%
Fattoria Villa Saletta Srl                           Italy            Leisure development                         100%
Malmaison Management Limited                         England          Hotel operations and project                 50%
                                                                      management
Stone Development SA                                 France           Leisure development                         100%


The results of all subsidiary undertakings are included in the group accounts. A complete list of subsidiary undertakings will be annexed to the next annual return to the Registrar of Companies.


a)  ASSOCIATED UNDERTAKINGS
HOTEL GRESSY SNC
The group has a 25% stake in the ordinary share capital of Hotel Gressy SNC ("Gressy"), a company registered in France. The total carrying value of the group's investment is L1,393,000 at 31 December 1997 (1996 - L1,755,000).


The principal asset of Gressy is the hotel Le Manoir de Gressy, which completed its fourth year of trading in 1997. The directors are of the opinion, having consulted with their professional advisors, that on achievement of mature levels of trading the value of the group's share of Gressy exceeds the carrying value of the group's investment by a substantial margin.


The joint venture partner in Gressy has an option, exercisable in January 1999, to require the group to buy the partner's 75% shareholding in Gressy for a fixed consideration of Ffr 40 million (see note 26b)i)). The directors are of the opinion that due to the uncertainty regarding the exercise of this option it is only appropriate to account for the group's 25% holding in Gressy at this stage.

a)  ASSOCIATED UNDERTAKINGS (CONTINUED)
MALMAISON LIMITED
As at the balance sheet date the company held a 27% (1996 - 27%) stake in the ordinary share capital of Malmaison Limited ("Malmaison"), a company registered in England, at a carrying value of L232,000 (1996 - L232,000). In addition the company has L5,062,000 (1996 - L4,103,000) of subordinated loan stock and L3,000,000 (1996 - Lnil) of other subordinated loans receivable from Malmaison.


Interest on the subordinated loan stock is charged at 20% p.a. and is payable by equal half yearly instalments from 30 June 1998. The principal amounts under the loan stock instruments are redeemable in instalments due on 31 December 2003, 2004 and 2005. Interest on the other subordinated loans is charged at 10% p.a. payable quarterly. Interest on these loans has, where appropriate, been capitalised by Malmaison. Cumulative interest capitalised by Malmaison on these and on its other loans at 31 December 1997 was L1,679,000 (1996 - L98,000).


The company also holds 4,246,925 (1996 - 1,410,810) warrants to subscribe for ordinary shares in Malmaison of 1p each at par. Full subscription of these and other warrants issued by Malmaison would have increased the company's interest in Malmaison to 33% (note 26b) iv) and v)).


On 8 April 1998, the company purchased all the outstanding share capital and loan stock of Malmaison not held by the company (see note 1b)).


GREAT EASTERN HOTEL COMPANY LIMITED
The company owns 50% of the ordinary share capital of the Great Eastern Hotel Company Limited ("Great Eastern"), a company registered in England, at a carrying value of L50,000 (1996 - Lnil). In addition the company has L3,032,000 (1996 - Lnil) of subordinated loan stock receivable from Great Eastern. Interest on the subordinated loan stock is charged at 10% and is payable by equal half yearly instalments from 31 December 1999. The principal amount under the loan stock is redeemable at par on 30 June 2007.

a)  ASSOCIATED UNDERTAKINGS (CONTINUED)
BELEGGINGSMAATSCHAPPIJ STAKO II B.V. ("STAKO")
On 9 October 1997 the company acquired 18.2% and the right to a further 1.8% investment in the ordinary share capital of Stako, a company registered in the Netherlands for a total consideration of L1,965,000, of which L465,000 was deferred until June 1998. Other costs relating to this acquisition of L303,000 were incurred. Goodwill arising on the acquisition of L645,000 has been taken to intangible fixed assets and is being amortised over 20 years.


The table below sets out the preliminary fair value of the net assets of Stako at the date of acquisition and the effect on the consolidated balance sheet:


                                                                 Stako
                                                      -------------------------
                                                            Book           Fair
                                                           Value          Value
                                                           L'000          L'000
Fixed assets                                               3,255          5,235
Current assets                                             6,329          6,329
Current liabilities                                       (2,604)        (2,604)
Long term liabilities                                       (845)          (845)
                                                      ----------     ----------
Net assets                                                 6,135          8,115
                                                      ----------     ----------

Group equity share 20%                                                    1,623
Goodwill                                                                    645
                                                                     ----------
Total acquisition cost                                                    2,268
                                                                     ----------
                                                                     ----------

The fair value adjustments made to the book value of Stako related to the revaluation of its land and buildings.

a)  ASSOCIATED UNDERTAKINGS (CONTINUED)
The assets and liabilities of the associated undertakings, together with a summary of their income statements, as adjusted to bring their accounts into line with Arcadian group accounting policies, are as follows:


                                               Great
                                             Eastern          Stako              Malmaison                    Gressy
                                           ----------    ----------    ------------------------    -----------------------
                                                 1997          1997          1997          1996          1997         1996
                                                L'000         L'000         L'000         L'000         L'000        L'000

Intangible fixed assets                             -             -         1,525         1,349             -            -
Tangible fixed assets                           6,643         5,697        19,940         3,453        11,022       12,342
Investments                                         -           101             -             -             -            -
Capital work in progress                            -           440        13,313         5,106             -            -
Current assets
- stocks                                            -         2,324            67            14            63           81
- debtors                                         256         2,953         2,369           670           545          603
- cash                                            112           261           908         1,068             -           40
Creditors
- amounts falling due within one year            (848)       (2,631)       (7,032)         (740)       (1,784)      (1,075)
- amounts falling due after more than
one year                                            -        (1,091)      (12,897)            -        (5,194)      (6,071)
- shareholders loans falling due after
more than one year                             (6,063)            -       (16,276)      (10,827)       (4,458)      (4,958)
                                           ----------    ----------    ----------    ----------    ----------   ----------
Net assets                                        100         8,054         1,917            93           194          962
                                           ----------    ----------    ----------    ----------    ----------   ----------
                                           ----------    ----------    ----------    ----------    ----------   ----------
GROUP'S SHARE OF EQUITY INTEREST                  50%           20%           27%           27%           25%          25%

Group's share of net assets of
associated undertaking                             50         1,611           518            25            48          241
                                           ----------    ----------    ----------    ----------    ----------   ----------
                                           ----------    ----------    ----------    ----------    ----------   ----------


                        Great
                       Eastern       Stako             Malmaison                   Gressy                     Total
                    -----------   -----------   ----------------------   -------------------------   ----------------------
                           1997         1997         1997         1996         1997         1996          1997         1996
                          L'000        L'000        L'000        L'000        L'000        L'000         L'000        L'000
--------------------------------------------------------------------------------------------------
TURNOVER                      -        1,160        2,687          168        2,662        2,381
PROFIT (LOSS)
BEFORE TAXATION               -          155         (958)         (90)        (671)      (1,375)
--------------------------------------------------------------------------------------------------
Group share of
operating profit
(loss)                        -           31         (235)         (20)        (168)        (349)         (372)        (369)
Interest income
from associated
undertaking                  94            -        1,261           70            -            -         1,355           70

The group's interest in Great Eastern and Stako arose during 1997. Results for Great Eastern and Stako shown above are for the period post acquisition.


B)  OTHER PARTICIPATING INTERESTS
ALJARAFE GOLF SA ("ALJARAFE")
The group owns a 10% stake in the ordinary share capital of Aljarafe, a company incorporated in Spain. This company, through its subsidiary, Club Zaudin Golf SA, operates a golf and country club in Seville and is in development of a 250 home residential scheme on adjacent land. The total cost of this equity investment is L1,311,000 (1996 - L1,311,000). The group also holds L955,000 of receivables which were reclassified from current asset receivables to fixed asset investments during the year in contemplation of a rights issue due to take place in 1998.


MENTMORE GOLF & COUNTRY CLUB PLC
The group has a 9% stake in the ordinary share capital of Mentmore Golf & Country Club Plc, a company registered in England and Wales. This stake was acquired on 31 July 1991 at a cost of L4,000. The group also holds L230,000 of secured subordinated loan stock 1999. Interest is charged at base rate plus 2% and paid on the earlier of the repayment date 30 June 1999, or any earlier date Mentmore Golf & Country Club Plc may elect. This loan stock and accrued interest receivable has been classified as loans owed by other participating interests.

14  STOCKS
The following are included in the net book value of stocks:

                                                              Group
                                                   ---------------------------
                                                          1997            1996
                                                         L'000           L'000
Hotel operating stocks                                     749             801
Capital work in progress                                   243             502
Pre-construction costs                                  25,941          22,078
                                                    ----------      ----------
                                                        26,933          23,381
                                                    ----------      ----------
                                                    ----------      ----------


The movement in stock includes capitalised interest of L1,274,000
(1996-L1,047,000). Cumulative interest capitalised included in stocks amounts to L3,300,000 (1996-L2,026,000).


a) Capital work in progress represents uncompleted development work being carried out on hotels.


b) Pre-construction costs, which relate principally to land or interests in land for which the group has options which are subject to time limits, comprise costs incurred in identifying and progressing leisure and resort opportunities until other project investors are found with whom to complete the development. It is in the nature of development projects that the timing and scale of any realisation is uncertain and may depend on factors beyond the control of the directors. The status of each project and its carrying value are regularly reviewed by the directors who remain confident that a programme of realisations will be achieved at above carrying value. An analysis of the constituent projects is shown below:


                                                          1997            1996
                                                         L'000           L'000
DEVELOPMENT PROJECT
Villa Saletta                                           16,227          14,732
Chateau de Bessy                                         7,048           4,965
Villeneuve le Comte                                      2,031             799
Malmaison                                                    -              16
Great Eastern                                                -             621
Other                                                      635             945
                                                    ----------      ----------
                                                        25,941          22,078
                                                    ----------      ----------
                                                    ----------      ----------

During the year the group acquired additional land at Chateau de Bessy for FFR 8,000,000 partly funded by forgiveness of a receivable. Land at Villeneuve le Comte was acquired during the year for FFR 9,000,000.

The costs capitalised against the Great Eastern were transferred to the company's interest in the Great Eastern Hotel Company Limited during the year (see note 13a)).


15  DEBTORS
The following are included in debtors:

                                                                        Group                           Company
                                                             ----------------------------   -----------------------------
                                                                    1997            1996             1997            1996
                                                                   L'000           L'000            L'000           L'000
Amounts falling due within one year:

Trade debtors                                                      1,803           2,286                -               -
Amounts due from subsidiary undertakings                               -               -           35,393          27,856
Amounts due from associated undertakings                           2,420             475            1,220               -
Amounts due from other participating interests                         -             485                -               -
Dividends due from subsidiary undertakings                             -               -              300             875
VAT recoverable                                                      746              95            1,200               -
Prepayments and accrued income
- ACT recoverable on intragroup dividend                               -               -                -             175
- other                                                              582           1,126              169             210
Other debtors                                                        808           2,745              624             208
                                                              ----------      ----------       ----------      ----------
                                                                   6,359           7,212           38,906          29,324

Amounts falling due after more than one year:

Amounts due from other participating interests                         -             639                -               -
                                                              ----------      ----------       ----------      ----------
                                                                   6,359           7,851           38,906          29,324
                                                              ----------      ----------       ----------      ----------
                                                              ----------      ----------       ----------      ----------


Amounts due from associated undertakings comprise L2,337,000 (1996-L436,000) due from Malmaison Limited and L83,000 (1996 - L39,000) from Hotel Gressy SNC.

16  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
The following amounts are included in creditors falling due within one year:


                                                                       Group                           Company
                                                             ----------------------------   -----------------------------
                                                                    1997            1996             1997            1996
                                                                   L'000           L'000            L'000           L'000
Obligations under finance leases                                     430             290                -               -
Bank loans and overdrafts                                          6,749           9,155            6,542           3,798
Trade creditors                                                    2,969           3,262              201             119
Amounts owed to other group undertakings                               -               -            9,562           7,967
Other creditors
- ACT                                                                 73             602               52             602
- VAT                                                              1,238             935                -               -
- social security and PAYE                                           438             436                -               -
- other creditors                                                  1,975           2,448                -               -
Proposed final dividend                                                -           1,593                -           1,593
Accruals and deferred income                                       3,386           2,312            1,939             844
                                                              ----------      ----------       ----------      ----------
                                                                  17,258          21,033           18,296          14,923
                                                              ----------      ----------       ----------      ----------
                                                              ----------      ----------       ----------      ----------

Included in accruals and deferred income is L465,000 in respect of deferred consideration relating to the company's investment in Stako (see note 13a).


17  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
The following amounts are included in creditors falling due after more than one year:


                                                                      Group                           Company
                                                              ---------------------------     ----------------------------
                                                                    1997            1996             1997             1996
                                                                   L'000           L'000            L'000            L'000
Bank loans and overdrafts                                         40,505          21,831           36,280           21,831
Obligations under finance leases                                     701             384                -                -
                                                              ----------      ----------       ----------       ----------
                                                                  41,206          22,215           36,280           21,831
                                                              ----------      ----------       ----------       ----------
                                                              ----------      ----------       ----------       ----------

The company has loan facilities of L44,500,000 (1996 - L40,500,000) of which L42,100,000 (1996 - L26,500,000) were drawn down at the year end. These facilities comprise term loan facilities of L24,000,000, a revolving facility of L18,000,000 and an overdraft facility of L2,000,000. The term loans and revolving facilities bear interest at between 1.25% and 1.75% above LIBOR, and the overdraft at 1.25% over Base rate. All are secured by a first charge on the group's hotels and other assets and are subject to financial covenants.

In addition, the group has loan facilities in Italy of L8,600,000 (1996 - L4,751,000) of which L4,225,000 (1996 - L4,751,000) was drawn down at year end.
These facilities are for the specific purpose of financing the group's interest in the Villa Saletta project. This loan is secured solely against the assets of this development project. 50% of it is guaranteed by the company.

In addition, at 31 December 1997 the company has entered into interest swap agreements which have fixed the LIBOR rate at 6.03% on borrowings of L3,400,000 and 7.71% on borrowings of L10,000,000 and an interest rate cap agreement at 7.5% on borrowings of L6,600,000.

ANALYSIS OF BORROWINGS
Borrowings, gross of issue costs, are repayable as follows:

                                                                     Group                           Company
                                                            ----------------------------   ------------------------------
                                                                   1997            1996             1997             1996
                                                                  L'000           L'000            L'000            L'000
Due within five years
- within 1 year      - finance leases                               430             290                -                -
                     - bank loans                                 6,842           9,180            6,842            3,823
- within 1-2 years   - finance leases                               273             251                -                -
                     - bank loans                                 5,141           5,000            5,000            5,000
- within 2-5 years   - finance leases                               428             133                -                -
                     - bank loans                                32,345          17,000           31,500           17,000
- more than 5 years  - bank loans                                 3,239               -                -                -
                                                             ----------      ----------       ----------       ----------
                                                                 48,698          31,854           43,342           25,823
                                                             ----------      ----------       ----------       ----------
                                                             ----------      ----------       ----------       ----------

Of this total, amounts due within one year are included within creditors due within one year.


18  MINORITY INTEREST

                                                                                                     1997            1996
                                                                                                    L'000           L'000
Beginning of year                                                                                     959           1,450
(Loss) profit on ordinary activities after tax                                                        (44)             33
Disposal of subsidiary                                                                                  -            (358)
Purchase of minority interest                                                                         (10)              -
Exchange movement                                                                                     (94)           (166)
                                                                                               ----------      ----------
End of year                                                                                           811             959
                                                                                               ----------      ----------
                                                                                               ----------      ----------

During the year the group acquired the remaining 10% of the share capital of Stone Development SA.


All minority interests relate to equity interests.

19  SHARE CAPITAL

                                                                                                     1997            1996
                                                                                                    L'000           L'000
AUTHORISED
225,000,000 (1996 - 225,000,000) ordinary shares of 25p each                                       56,250          56,250
                                                                                               ----------      ----------
                                                                                                   56,250          56,250
                                                                                               ----------      ----------
                                                                                               ----------      ----------
ALLOTTED, CALLED-UP AND FULLY-PAID
147,475,845 (1996 - 147,475,845) ordinary shares of 25p each                                       36,869          36,869
                                                                                               ----------      ----------
                                                                                                   36,869          36,869
                                                                                               ----------      ----------
                                                                                               ----------      ----------

20  SHARE OPTIONS AND WARRANTS
Under the Arcadian International Plc Executive Share Option Scheme, adopted on 13 September 1988 and approved on 22 September 1988 by the Board of the Inland Revenue, a number of employees and directors held options to subscribe for ordinary shares in the company.


During the year 18,213 share options were cancelled, the holder having retired from the board and 259,870 new share options were issued. No share options were exercised during the year.


The total number of options issued to directors as at 31 December 1997 was 4,094,588 (1996 - 4,112,801). The number of share options issued to other employees as at 31 December 1997 was 1,812,811 (1996 - 1,552,941). These options were exercisable between June 1997 and November 2007 at a price of between 35p and 55p.


As part of the Clipper Hotel Limited acquisition in 1993 the company issued warrants to subscribe for 1,250,000 new ordinary shares at 75 pence per share at any time before 31 December 2000.


Upon the acquisition of the company by Patriot, the warrants were cancelled and all the share options were either exercised or cancelled for consideration. The aggregate net proceeds to the directors of such exercise and or cancellation was L866,000.

21  RESERVES
Of total reserves shown in the balance sheet as equity shareholders funds, the following amounts are regarded as distributable or otherwise:


                                                                                                        Company
                                                                                              ----------------------------
                                                                                                       1997           1996
                                                                                                      L'000          L'000
DISTRIBUTABLE
- profit and loss account                                                                             3,718          2,227
NON-DISTRIBUTABLE
- share premium account                                                                              13,392         13,392
- goodwill write-off reserve                                                                          1,750          1,750
                                                                                                 ----------     ----------
Total reserves                                                                                       18,860         17,369
                                                                                                 ----------     ----------
                                                                                                 ----------     ----------


                                         Share                                      Goodwill
                                       premium     Revaluation        Capital      write-off     Profit and
                                       account         reserve        reserve        reserve   loss account          Total
GROUP                                    L'000           L'000          L'000          L'000          L'000          L'000
Beginning of year                       13,392          15,162          7,627           (137)         1,582         37,626
Retained profit for the year                 -               -              -              -          1,791          1,791
Exchange differences                         -               -              -              -         (1,436)        (1,436)
Goodwill written off                         -               -            (96)          (109)             -           (205)
Revaluation of fixed assets                  -           6,238              -              -              -          6,238
                                    ----------      ----------     ----------     ----------     ----------     ----------
End of year                             13,392          21,400          7,531           (246)         1,937         44,014
                                    ----------      ----------     ----------     ----------     ----------     ----------
                                    ----------      ----------     ----------     ----------     ----------     ----------
                                         Share                                      Goodwill
                                       premium     Revaluation        Capital      write-off     Profit and
                                       account         reserve        reserve        reserve   loss account          Total
COMPANY                                  L'000           L'000          L'000          L'000          L'000          L'000
Beginning of year                       13,392               -              -          1,750          2,227         17,369
Retained profit for the year                 -               -              -              -          1,491          1,491
                                    ----------      ----------     ----------     ----------     ----------     ----------
End of year                             13,392               -              -          1,750          3,718         18,860
                                    ----------      ----------     ----------     ----------     ----------     ----------
                                    ----------      ----------     ----------     ----------     ----------     ----------

The cumulative amount of goodwill written off to reserves is L1,996,000 (1996 - L1,887,000). The cumulative amount of discount on acquisition taken to capital reserve is L7,531,000 (1996 - L7,627,000)


Non equity preference share capital and accrued dividends were repaid on 31 December 1996.

22  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                      Group                           Company
                                                              --------------------------      ---------------------------
                                                                    1997            1996             1997            1996
                                                                   L'000           L'000            L'000           L'000
Profit for the financial year                                      1,997           3,136            1,697           2,726
Other recognised gains and losses relating to the year,
net                                                                4,802           3,420                -               -
                                                              ----------      ----------       ----------      ----------
                                                                   6,799           6,556            1,697           2,726

Ordinary dividends paid                                             (206)         (1,726)            (206)         (1,726)
Preference shares and dividends paid                                   -          (2,677)               -          (2,677)
Fair value adjustments on acquisition                                  -           6,982                -               -
Goodwill eliminated, (net)                                          (205)           (335)               -               -
New share capital subscribed, net                                      -          15,192                -          15,192
                                                              ----------      ----------       ----------      ----------
Net addition to shareholders' funds                                6,388          23,992            1,491          13,515
Opening shareholders' funds                                       74,495          50,503           54,238          40,723
                                                              ----------      ----------       ----------      ----------
Closing shareholders' funds                                       80,883          74,495           55,729          54,238
                                                              ----------      ----------       ----------      ----------
                                                              ----------      ----------       ----------      ----------

23  CASH FLOW INFORMATION
A)  RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW
    FROM OPERATING ACTIVITIES

                                                                                                     1997            1996
                                                                                                    L'000           L'000
Operating profit                                                                                    3,407           5,494
Depreciation and amortisation                                                                       1,358           1,218
Increase in stocks                                                                                 (3,067)         (2,216)
Increase in debtors                                                                                   (70)         (1,406)
(Decrease) increase in creditors                                                                     (479)          2,549
Amortisation of grant income                                                                           -             (71)
                                                                                               ----------      ----------
NET CASH INFLOW FROM CONTINUING OPERATING ACTIVITIES                                                1,149           5,568
                                                                                               ----------      ----------
                                                                                               ----------      ----------

B) ANALYSIS OF CASHFLOWS FOR HEADINGS NETTED IN THE CASHFLOW STATEMENT

                                                                                                     1997            1996
                                                                                                    L'000           L'000
RETURN ON INVESTMENT AND SERVICING OF FINANCE
Interest received                                                                                     377             242
Interest paid                                                                                      (3,592)         (2,905)
Preference dividend paid                                                                                -            (677)
                                                                                               ----------      ----------
NET CASH OUTFLOW ON INVESTMENTS AND SERVICING OF FINANCE                                           (3,215)         (3,340)
                                                                                                ----------      ----------
                                                                                                ----------      ----------
Taxation                                                                                             (581)           (115)
                                                                                               ----------      ----------
CASH OUTFLOW ON TAXATION                                                                             (581)           (115)
                                                                                                ----------      ----------
                                                                                                ----------      ----------
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                                                  (7,022)         (2,657)
Disposal of tangible fixed assets                                                                   1,857               -
Purchase of investments                                                                            (1,554)           (289)
Loans to associates and other participating interests                                              (6,521)           (384)
                                                                                                ----------      ----------
NET CASH OUTFLOW FOR CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT                                 (13,240)         (3,330)
                                                                                                ----------      ----------
                                                                                                ----------      ----------
ACQUISITIONS AND DISPOSALS
Purchase of unincorporated business                                                                     -          (6,335)
Purchase of subsidiary                                                                                  -          (9,814)
Cash and overdrafts acquired                                                                            -             242
Disposal of part interest in associated undertaken                                                      -             634
                                                                                                ----------      ----------
NET CASH OUTFLOW ON ACQUISITIONS AND DISPOSALS                                                          -         (15,273)
                                                                                                ----------      ----------
                                                                                                ----------      ----------
FINANCING
Issue of ordinary share capital                                                                         -          16,587
Issue costs                                                                                             -            (810)
Redemption of preference share capital                                                                  -          (2,000)
Debt due within a year
- increase in borrowings                                                                                -           4,692
- repayment of borrowings                                                                          (5,818)         (6,976)
Debt beyond a year
- increase in borrowings                                                                           23,725          22,000
- repayment of borrowings                                                                               -         (15,856)
Capital element of finance lease rental payments                                                     (370)           (177)
Proceeds of sale and lease back agreements                                                            682               -
                                                                                               ----------      ----------
NET CASH INFLOW FROM FINANCING                                                                     18,219          17,460
                                                                                               ----------      ----------
                                                                                               ----------      ----------

c)  ANALYSIS OF NET DEBT

                                                     At                                                                At
                                            31 December                            Other        Exchange      31 December
                                                   1996        Cashflow       (non-cash)        movement             1997
                                                  L'000           L'000            L'000           L'000            L'000
Cash                                              2,362            (941)               -               -            1,421
Overdraft                                        (3,316)          1,474                -               -           (1,842)
                                                             ----------
INCREASE IN CASH IN THE YEAR                                        533
                                                             ----------

Debt within a year                               (5,914)          5,818           (5,000)             96           (5,000)
Debt after a year                               (22,000)        (23,725)           5,000               -          (40,725)
Finance leases                                     (674)           (312)            (145)              -           (1,131)
                                                             ----------
CASH INFLOW FROM DEBT                                           (18,219)
                                             ----------      ----------       ----------      ----------       ----------
                                                (29,542)        (17,686)            (145)             96          (47,277)
                                             ----------      ----------       ----------      ----------       ----------
                                             ----------      ----------       ----------      ----------       ----------

d)  MAJOR NON-CASH TRANSACTIONS
i) During the year the group entered into finance lease arrangements in respect of assets with a total capital value at the inception of the leases of L145,000 (1996 - L657,000).

ii) During the year the group acquired land relating to the Chateau de Bessy development project through the forgiveness of Ffr 7.7m receivable.

24  ACQUISITIONS
a)  EFFECT OF ACQUISITIONS ON THE GROUP CASH FLOW
i) Analysis of the net outflow of cash and cash equivalents in respect of the purchase of subsidiary undertakings.

                                                                                                     1997            1996
                                                                                                    L'000           L'000
Cash consideration                                                                                      -         (10,430)
Cash at bank and in hand acquired                                                                       -             242
Bank overdrafts of acquired subsidiary undertakings                                                     -               -
Amounts not yet paid                                                                                    -             616
                                                                                               ----------      ----------
Net cash outflow in respect of subsidiary undertakings                                                  -          (9,572)
                                                                                               ----------      ----------
                                                                                               ----------      ----------

b) EFFECT OF ACQUISITIONS ON THE GROUP CASH FLOW (CONTINUED)
ii) Analysis of the net outflow of cash and cash equivalents in respect of the purchase of unincorporated businesses.


                                                                                       1997            1996
                                                                                      L'000           L'000
Cash consideration                                                                        -          (6,553)
Amounts paid in prior year                                                                -             218
                                                                                 ----------      ----------
Net cash outflow in respect of unincorporated businesses                                  -          (6,335)
                                                                                 ----------      ----------
                                                                                 ----------      ----------

25  DISPOSALS
a)  BUSINESSES DISPOSED
On 4 March 1997 the group disposed of the Hunstrete House Hotel, near Bath, for a consideration of L1,860,000.


b)  EFFECT OF DISPOSALS ON GROUP CASH FLOW

                                                                                       1997            1996
                                                                                      L'000           L'000
Cash                                                                                  1,860               -
Disposal costs                                                                           (3)              -
                                                                                 ----------      ----------
Total consideration                                                                   1,857               -
                                                                                 ----------      ----------
                                                                                 ----------      ----------

The business sold during the year contributed Lnil (1996 - L60,000) to the group's net operating cashflow.


26  GUARANTEES AND OTHER FINANCIAL COMMITMENTS
a)  CAPITAL COMMITMENTS
At the end of the year, capital commitments contracted for but not provided for were L150,000 (1996 - L1,930,000).


b)  CONTINGENT LIABILITIES
    i) The group has a 25% shareholding in Hotel Gressy SNC ("Gressy") through a subsidiary undertaking, Arcadian France S.A. The shareholders of Gressy are jointly and severally liable in respect of the liabilities of Gressy to the extent that such liabilities are not met from the assets of Gressy. Gross liabilities of Gressy, as at 31 December 1997 amounts to FFR 69,000,000. Arcadian France S.A. is a limited liability undertaking which has as its only assets an investment in Gressy and amounts receivable from Gressy.

b)  CONTINGENT LIABILITIES (CONTINUED)
         Within the above amount the company has guaranteed leasing obligations of approximately FFR 2,250,000 Worms et Cie. the joint venture partner, has given a similar guarantee and arrangements are in place between the company and Worms et Cie. pursuant to which the respective liabilities of the company and Worms et Cie. are limited to 38% and 62% respectively of the amount guaranteed. The directors are of the opinion that no provision should be made in respect of this contingent liability.

         The group has granted an option to the joint venture partner in Gressy, exercisable January 1999, to require the group to buy the partner's 75% shareholding in Gressy, together with the current account balance at that time, for a fixed consideration of Ffr 40,000,000 million payable in whole or in part in either cash or shares in the company, at the group's election. The directors' are of the opinion that, due to the uncertainty regarding the exercise of this option, it is inappropriate to recognise a liability in respect of this option.

    ii) At the balance sheet date the company's directors and certain senior executives had interests in a long term incentive scheme. These interests are triggered in the event of a takeover of the company. The amount payable is based on the difference between the takeover share price and the price at which the interests in the scheme are granted. Following the acquisition by Patriot a payment of L1,180,000 was made under this scheme (see note 1a)).

    iii) The company has provided two forms of guarantee to Malmaison Limited's senior lenders. The first relates to the overrun of construction costs of the hotels and is limited to the repayment of Malmaison Limited's senior debt of L9.5 million plus accrued interest thereon. The second relates to the repayment of L1.5 million of principal of the senior debt in the period to 31 December 1999 and the payment of any interest on the senior debt in that period. Should either guarantee be called, the company would be issued with additional `A' loan stock in Malmaison Limited with a preferred return.

    iv) The group entered into an agreement with Malmaison Limited on 19 November 1996 under which it agreed to provide a committed subordinated loan facility of L5,750,000 and a committed revolving credit facility of up to L500,000. The loan facility is to be repaid on 31 December 2006 and the revolving credit facility on 31 December 1999. As at year end L3,000,000 (1996 - Lnil) was outstanding under this agreement (see note 13).

b)  CONTINGENT LIABILITIES (CONTINUED)
    v) The company has granted to certain holders of A loan stock issued by Malmaison Limited the right to require the company to purchase 50%, (or on change of control of the company, 100%) of the A loan stock held by them (amounting to L4,440,000 together with any unpaid interest). The company has the option to settle the consideration in cash or by the issue of ordinary shares in the company or a combination of both. In the event of the allotment of ordinary shares the number to be issued is limited to 19.7 million at market price subject to a minimum of 40p per share.

         Patriot purchased all of the outstanding loan stock in Malmaison Limited on 8 April 1998.

vi)      Great Eastern Hotel Company Limited
         The Great Eastern Hotel Company Limited ("Great Eastern"), of which the company owns 50% of the issued share capital, entered into an agreement to take a 125 year lease of the Great Eastern Hotel in the City of London from a subsidiary of The British Land Company plc ("British Land") which has itself a similar agreement to take a lease of the hotel from Railtrack Plc.

         As part of the agreement British Land undertakes to provide L30,000,000 of funding towards Great Eastern's redevelopment costs. The company and its joint venture partner, Conran Holdings Limited ("Conran"), have jointly and severally guaranteed Great Eastern's performance of its redevelopment obligations to British Land and the company's liability under this performance guarantee is capped at L16,500,000. This figure is reduced by the amount of equity and loan stock funding to be provided by the company for the purpose of the redevelopment of up to L6,500,000. At the balance sheet date L3,082,000 had been funded (1996
         - Lnil).

c)  LEASE COMMITMENTS
The group has entered into non-cancellable operating leases in respect of property and hire purchase contracts in respect of furniture, fittings and equipment, the payments for which extend over a period of up to five years. The rents payable under the operating leases are subject to renegotiation at intervals specified in the leases. The group pays all insurance, maintenance and repairs of the properties so leased.

c) LEASE COMMITMENTS (CONTINUED)
The minimum annual rentals under the foregoing leases are as follows:

                                                                         Group                           Company
                                                                 ------------------------       -------------------------
                                                                    1997            1996             1997            1996
                                                                   L'000           L'000            L'000           L'000
Operating leases which expire
- within 1 year                                                       70              69               33              40
- within 2-5 years                                                   147             105               57              67
- after 5 years                                                      165             199              100             100
                                                              ----------      ----------       ----------      ----------
                                                                     382             373              190             207
                                                              ----------      ----------       ----------      ----------
                                                              ----------      ----------       ----------      ----------

L279,000 (1996 - L134,000) of the above minimum annual rentals has been either sub-let in full to third parties or provided for as a shortfall in the sub-lease paid by those third parties.


There are no commitments in respect of finance leases entered into before 31 December 1997 but due to commence after that date.


27  RELATED PARTY TRANSACTIONS
The nature of the group's investment in its associated undertakings is set out in note 13. The group had the following transactions with these associate undertakings, all of which were rendered on commercial terms were as follows:

a)  MALMAISON

                                                                                                     1997            1996
                                                                                                    L'000           L'000
Management fees                                                                                       471             229
Loan stock interest                                                                                   917              70
Mezzanine debt interest                                                                               423               -
Finders fees                                                                                          350             500
Finance facility arrangement fee                                                                      150               -
                                                                                               ----------      ----------
                                                                                               ----------      ----------

Finders fees were charged in respect of the identification, and negotiation to purchase land sites.


Subsequent to the balance sheet date Malmaison became a subsidiary of the company (see note 1b).

b)  GRESSY

                                                                                                     1997            1996
                                                                                                    L'000           L'000
Management fees                                                                                       136              62
                                                                                               ----------      ----------
                                                                                               ----------      ----------
c)  GREAT EASTERN

                                                                                                     1997            1996
                                                                                                    L'000           L'000
Project development fees                                                                               50              50
Loan stock interest                                                                                    94               -
                                                                                               ----------      ----------
                                                                                               ----------      ----------

                     Malmaison Limited
                     and subsidiary undertakings

                     Non-statutory financial statements 31 December 1997 together with auditors' report
                     Registered number: 3141385

Auditors' report


TO THE SHAREHOLDERS OF MALMAISON LIMITED:

We have audited the accounts on pages 2 to 21 which have been prepared under the historical cost convention as modified by the revaluation of hotels and the accounting polices set out on pages 6 to 8. As explained in Note 2, the accounts have not been prepared for the purposes of Section 226 of the Companies Act 1985 and are therefore not statutory accounts.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The company's directors are responsible for the preparation of the accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with UK Auditing Standards issued by the Auditing Practices Board which are substantially consistent with generally accepted auditing standards in the US, for which purpose our report is dual-dated in respect of Note 1. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's and the group's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

PARENT COMPANY FINANCIAL SUPPORT

In forming our opinion we have considered the adequacy of the disclosures made in Note 1 of the accounts concerning the uncertainty regarding the future financing of Patriot American Hospitality Inc, on whose continued financial support the company and group depend. In view of the significance of this uncertainty we consider that it should be drawn to your attention, but our opinion is not qualified in this respect.

OPINION

In our opinion the accounts give a true and fair view of the state of affairs of the company and of the group as at 31 December 1997 and of the group's loss and cash flows for the year then ended and have been properly prepared in accordance with the Companies Act 1985 as would have applied if they had been statutory accounts.

Arthur Andersen
Chartered Accountants and Registered Auditors

1 Surrey Street
London
WC2R 2PS

17 July 1998 (except with respect to the matter discussed in Note 1, as to which the date is 24 March 1999).

    MALMAISON LIMITED
                                      F-41

Consolidated profit and loss account
For the year ended 31 December 1997

                                                                                                                  53 week
                                                                                                                   period
                                                                                               Year ended           ended
                                                                                              31 December     31 December
                                                                                Notes                1997            1996
                                                                                                    L'000           L'000
TURNOVER                                                                          3                 2,687             168
Cost of sales                                                                                      (1,245)            (81)
                                                                                               ----------      ----------
GROSS PROFIT                                                                                        1,442              87
Administration expenses (net)                                                                      (1,098)            (71)
                                                                                               ----------      ----------
OPERATING PROFIT                                                                  3                   344              16
Investment income                                                                 4                    69               8
Interest payable and similar charges                                              4                (1,371)           (114)
                                                                                               ----------      ----------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                                       5                  (958)            (90)
Tax on loss on ordinary activities                                                7                     -               -
                                                                                               ----------      ----------
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION                                                           (958)            (90)
                                                                                               ----------      ----------
RETAINED LOSS FOR THE PERIOD                                                                         (958)            (90)
                                                                                               ----------      ----------

RETAINED LOSS FOR THE PERIOD

The company                                                                                           (22)            (30)
Group undertakings                                                                                   (936)            (60)
                                                                                               ----------      ----------
                                                                                                     (958)            (90)
                                                                                               ----------      ----------

All operations of the group continued throughout both periods and no operations were acquired or discontinued.

Consolidated statement of total recognised gains and losses
For the year ended 31 December 1997

                                                                                                                  53 week
                                                                                                                   period
                                                                                               Year ended           ended
                                                                                              31 December     31 December
                                                                                                     1997            1996
                                                                                                    L'000           L'000
LOSS FOR THE PERIOD                                                                                  (958)            (90)
Unrealised surplus on revaluation of fixed assets                                                   2,791               -
                                                                                               ----------      ----------
TOTAL RECOGNISED GAINS AND LOSSES FOR THE PERIOD                                                    1,833             (90)
                                                                                               ----------      ----------

A statement of movements on reserves is given in note 16.

The accompanying notes are an integral part of these statements.


    MALMAISON LIMITED
                                      F-42

Balance sheets
31 December 1997

                                                                      Group                           Company

                                               Notes                1997            1996             1997            1996
                                                                   L'000           L'000            L'000           L'000
FIXED ASSETS
Intangible assets                                8                 1,525           1,274                -               -
Tangible assets                                  9                33,253           8,851              141               -
Investments                                     10                     -               -            4,904           4,960
                                                              ----------      ----------       ----------      ----------
                                                                  34,778          10,125            5,045           4,960
                                                              ----------      ----------       ----------      ----------
CURRENT ASSETS
Stocks                                          11                    67              13                -               -
Debtors                                         12                 2,181             959           11,276           5,100
Cash at bank and in hand                                             908           1,068            3,237             961
                                                              ----------      ----------       ----------      ----------
                                                                   3,156           2,040           14,513           6,061

CREDITORS: Amounts falling due within one
year                                            13                (7,032)         (1,405)          (3,160)           (201)
                                                              ----------      ----------       ----------      ----------
NET CURRENT (LIABILITIES) ASSETS                1a                (3,876)            635           11,353           5,860
                                                              ----------      ----------       ----------      ----------

TOTAL ASSETS LESS CURRENT LIABILITIES                             30,902          10,760           16,398          10,820

CREDITORS: Amounts falling due after more
than one year                                   14               (28,985)        (10,688)         (16,276)        (10,688)
                                                              ----------      ----------       ----------      ----------
NET ASSETS                                                         1,917              72              122             132
                                                              ----------      ----------       ----------      ----------

CAPITAL AND RESERVES
Called-up share capital                         15                   174             162              174             162
Profit and loss account                         16                (1,048)            (90)             (52)            (30)
Revaluation reserve                             16                 2,791               -                -               -
                                                              ----------      ----------       ----------      ----------
TOTAL EQUITY SHAREHOLDERS' FUNDS                17                 1,917              72              122             132
                                                              ----------      ----------       ----------      ----------

SIGNED ON BEHALF OF THE BOARD

                                          Director

The accompanying notes are an integral part of these balance sheets.

    MALMAISON LIMITED
                                      F-43

Cash flow statement
For the year ended 31 December 1997

                                                                                                                 53 weeks
                                                                                               Year ended    Period ended
                                                                                              31 December     31 December
                                                                                Notes                1997            1996
                                                                                                    L'000           L'000

Net cash inflow (outflow) from operating activities                              18a                1,205            (206)
Returns on investments and servicing of finance                                  18b               (1,231)              8
Capital expenditure and financial investment                                     18b              (18,052)         (2,978)
Acquisitions                                                                     18b                 (247)           (757)
                                                                                               ----------      ----------
Cash outflow before financing                                                                     (18,325)         (3,933)
Financing
- issue of shares                                                                18b                    -             103
- increase in debt                                                               18b               18,165           4,898
                                                                                               ----------      ----------
(DECREASE) INCREASE IN CASH IN THE PERIOD                                        18c                 (160)          1,068
                                                                                               ----------      ----------

Reconciliation of net cash flow to movement in net debt
For the year ended 31 December 1997

                                                                                                                 53 weeks
                                                                                               Year ended    Period ended
                                                                                              31 December     31 December
                                                                                Notes                1997            1996
                                                                                                    L'000           L'000
(Decrease) increase in cash in the period                                                            (160)          1,068
Cash inflow from increase in debt                                                18c              (18,165)         (4,898)
                                                                                               ----------      ----------
Change in debt resulting from cash flows                                                          (18,325)         (3,830)
Undistributed loan stock                                                                                -          (1,238)
Loan stock issued for non-cash consideration                                                            -          (4,340)
New finance leases                                                               18c                 (238)              -
                                                                                               ----------      ----------
Movement in net debt in the period                                                                (18,563)         (9,408)
NET DEBT AT START OF YEAR                                                                          (9,408)              -
                                                                                               ----------      ----------
NET DEBT AT END OF YEAR                                                          18c              (27,971)         (9,408)
                                                                                               ----------      ----------

The accompanying notes are an integral part of these statements.

    MALMAISON LIMITED
                                      F-44

Notes to accounts
For the year ended 31 December 1997

1   NET CURRENT LIABILITY POSITION AND SUBSEQUENT EVENTS

(a) The net current liabilities of the group at 31 December 1997 are L3,876,000 (1996 - net assets L635,000). Arcadian
         International Limited has confirmed its intention of providing continued financial support to the group to enable it to meet its liabilities as they fall due, for a period of at least twelve months from the date of signing these accounts. Patriot American Hospitality Inc ("Patriot") has confirmed its intention of providing continued financial support to Arcadian International Limited to enable Arcadian to meet its liabilities as they fall due, for a period of twelve months from 22 July 1998. As described in (e) below, there is uncertainty regarding the future financing of Patriot which may impact its ability to provide continued financial support to the group.

(b) On 18 March 1998 the company acquired the trade and assets of the Malmaison Hotel in Edinburgh for a cash consideration of L4,949,000 for which the company had paid a deposit of L247,500 before year end. MHM Limited, a related company (see note 20c), held a management contract with this hotel.

(c) On 8 April 1998 Arcadian International Limited ("Arcadian"), acquired all the outstanding share capital and loan stock in the company not already owned by Arcadian. Outstanding warrants and deferred shares were also acquired together with all rights to the accrued interest on the loan stock. The management contract with the Malmaison Management Limited was terminated on the same day.

(d) Patriot is a US Real Estate Investment Trust or `REIT' whose shares are paired and trade as a single unit with those of Wyndham International, Inc. (`Wyndham'). Subsequent to the transaction, the trading stock and business of the group's hotels was sold to the Wyndham group for book value at the transaction dates. The group continues to own the freehold interests in the hotels which have been leased to Wyndham's subsidiary, Malmaison Hotels Limited.

(e) In their Joint Quarterly Report on Form 10-Q for the quarterly period ended 30 June 1998, dated 14 August 1998, Patriot and Wyndham (the "Companies") reported, among other things, that expenses related to the rapid pace of acquisitions during the first six months of 1998, coupled with the Companies' operating expenses and capital expenditures and development programmes, had resulted in Patriot being fully drawn of all available funds under the existing Revolving Credit Facility as of 14 August 1998. The Companies further stated that, while they were then negotiating to obtain additional bank financing and other additional sources of capital, if the Companies were unable to secure additional sources of financing in the future, no assurances could be made that a future lack of financing sources would not have a material adverse effect on the Companies' financial condition and results of operations. In their subsequent Joint Quarterly Report on Form 10-Q for the quarterly period ended 30 September 1998, dated 20 November 1998, the Companies reiterated that if the Companies were unable to secure additional sources of financing in the future, were unable to successfully refinance existing indebtedness, or were unable to obtain amendments to existing convenants under the Revolving Credit Facility, no assurance could be made that the Companies would be able to meet their financial obligations as they come due without substantial dilution of assets outside the ordinary course of business, restructuring of debt, externally forced revisions of its operations or similar actions. The Companies also reiterated no assurances could be given that the lack of future financing sources would not have a material adverse effect on the Companies' financial condition and results of operations.

    MALMAISON LIMITED
                                      F-45

On 4 February 1999 the Companies filed a Current Report on Form 8-K which described amendments to its credit facility and forward equity arrangements. Under the amended terms of Patriot's $2.7 billion credit facility (and as a result of the events announced on 1 March 1999 as described below) the maturities of the $350 million payment due 31 January 1999 and the $400 million payment due 31 March 1999 were extended until 30 June 1999.

On 1 March 1999, the Companies filed a Current Report on Form 8-K which included an announcement by the Companies that Patriot had entered into a definitive securities purchase agreement with a group of investors (the "Investors") providing for a $1 billion convertible preferred stock investment in the Companies. The Investors will own an approximate 29% interest in the Companies, assuming full subscription to a planned rights offering of $300 million of convertible preferred stock which would reduce the Investors' investment commensurately. The Boards of the Companies have unanimously approved the combination of the two companies (the "Restructuring") and conversion from a paired share real estate investment trust ("REIT") structure to a C Corporation pursuant to a restructuring plan. Under the terms of the restructuring plan, a newly formed subsidiary of Wyndham, a C Corporation, will be merged into Patriot, a REIT, as a result of which Patriot will become a wholly owned subsidiary of Wyndham.

The equity investment and the Restructuring are subject to stockholder approval and both are currently expected to be completed by 30 June 1999. The equity investment is also subject to antitrust clearance and certain other conditions and consents.

2   ACCOUNTING POLICIES

A summary of the principal accounting policies is set out below. All accounting policies have been applied consistently throughout the year and during the preceding period.

a)  ACCOUNTING CONVENTION

The accounts are prepared under the historical cost convention, modified to include the revaluation of hotels, and in accordance with applicable accounting standards except in relation to the absence of provision for the depreciation of freehold and long leasehold buildings, as set out in d) below. The accounts are not statutory accounts.

b)  BASIS OF CONSOLIDATION

The group accounts consolidate the accounts of Malmaison Limited and all its subsidiary undertakings to 31 December 1997. The acquisition method of accounting has been adopted whereby the results of subsidiary undertakings acquired or disposed of in the period are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal. Goodwill arising on consolidation or on the acquisition of a business (representing the excess of the fair value of the consideration given over the fair view of the separable net assets acquired) is capitalised and amortised over a 20 year period. Any excess of the aggregate of the fair value of the separable net assets acquired over the fair value of the consideration given is credited directly to reserves.

    MALMAISON LIMITED
                                      F-46

No profit and loss account is presented for Malmaison Limited, as provided by section 230 of the Companies Act 1985. The company's loss for the year, determined in accordance with the Act, was L22,000 (1996 - L30,000)

In the company's accounts, investments in subsidiary undertakings are stated at cost less amounts written off. Only interest and dividends received or receivable are credited to the company's profit and loss account.

c)     INTANGIBLE FIXED ASSETS

(i) The Malmaison brand is carried at cost less amounts written off. Provision is made for any permanent diminution in value. The directors having considered the residual value and useful economic life of the brand, believe any provision for amortisation would not be material.

(ii) Pre-opening and marketing expenses incurred up to the commencement of full trading by hotels are deferred and written off over three years.

Freehold hotel properties and hotel properties on leases with 25 years or more to run at the balance sheet date are revalued periodically and the resultant valuation is included in the balance sheet unless the surplus or deficit is immaterial. Where a material surplus or deficit arises, this is taken to the revaluation reserve to the extent available. Any permanent diminution in the value of such properties is charged to the profit and loss account.

d)     TANGIBLE FIXED ASSETS (CONTINUED)

In accordance with normal practice within the hotel industry, no depreciation is provided on freehold hotel properties or on hotel properties on leases with 25 years or more to run at the balance sheet date. The group's properties are maintained at all times in sound condition and to a high standard. Accordingly, the directors are of the opinion that the length of lives and residual values (based on prices prevailing at the time of acquisition or subsequent valuation) of these properties are such that any provision for depreciation would not be material.

Work in progress comprises hotel development sites in the course of construction. It is stated at cost, which represents the cost of land, contractors' costs, professional fees, interest and an allocation of other direct and project overheads. Costs are capitalised from the date on which the group acquires an interest in a development site.

Interest on capital employed on land under development and on the cost of construction of hotels incurred until these projects are completed may, where appropriate, be capitalised as part of the costs of construction.

Depreciation is provided on a straight line basis over the following periods:

Office equipment                                 4 years
Furniture, fittings and equipment                5-10 years
Plant and machinery                              10-15 years

e)  FIXED ASSET INVESTMENTS

Investments are shown at cost less amounts written off. Provision is made for any permanent diminution in value.

    MALMAISON LIMITED
                                      F-47

f)  STOCKS

Stocks are valued at the lower of cost and net realisable value.

g)  TAXATION

Corporation tax payable is provided on taxable profits at the current rate.

The taxation liabilities of certain group companies are reduced wholly or in part by the surrender of losses by fellow group companies.

Deferred taxation has been calculated on the liability method. Deferred taxation is provided on timing differences which will probably reverse, at the rates of tax likely to be in force at the time of reversal. Deferred tax is not provided on timing differences which, in the opinion of the directors, will probably not reverse.

h)  TURNOVER

Turnover comprises amounts receivable for goods and services provided, net of VAT and similar sales taxes.

i)  LEASES

Assets held under finance leases are initially reported at the fair value of the asset, with an equivalent liability categorised under creditors due within or after one year as appropriate. The asset is depreciated over the shorter of the lease term or its useful economic life. Finance charges are allocated to accounting periods over the period of the lease to produce a constant rate of return on the outstanding balance. Rentals are apportioned between finance charges and reduction of the liability. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful economic lives.

Rentals under operating leases are charged on a straight-line basis over the lease term and commitments are provided for in the balance sheet at the time the rental payments fall due.

j)  GOVERNMENT GRANTS

Government grants relating to tangible fixed assets are treated as deferred income and credited to the profit and loss account by equal instalments over the period to which the grant relates. Where any grant repayments are required under the terms of the grant, such repayments are recorded in the profit and loss account in the period to which they relate.

k)  CAPITAL INSTRUMENTS

Capital instruments are classified as liabilities if they contain an obligation to transfer economic benefit and if they are not included in shareholders' funds. Capital instruments are initially stated at the amount of the net proceeds after the deduction of issue costs. The finance cost recognised in the profit and loss account in respect of capital instruments other than equity shares is calculated so as to give a constant rate of return on the outstanding balance.

3   SEGMENT INFORMATION

All of the group's turnover and operating profit arise from the operation of hotels, all of which are in the UK.

    MALMAISON LIMITED
                                      F-48

4   INVESTMENT INCOME AND INTEREST PAYABLE

                                                                                                                  53 week
                                                                                               Year ended       period to

                                                                                              31 December     31 December
                                                                                                     1997            1996

                                                                                                    L'000           L'000
Investment income comprises:

- interest on cash at bank                                                                             69               8
                                                                                               ----------      ----------
Interest payable comprises

- subordinated loan stock                                                                           2,275             212
- senior debt                                                                                         326               -
- mezzanine debt                                                                                      409               -
                                                                                               ----------      ----------
                                                                                                    3,010             212
Less interest capitalised                                                                          (1,639)            (98)
                                                                                               ----------      ----------
                                                                                                    1,371             114
                                                                                               ----------      ----------

5   LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

Loss on ordinary activities before taxation is stated after charging/(crediting):

                                                                                                                  53 week
                                                                                               Year ended       period to
                                                                                              31 December     31 December
                                                                                                     1997            1996
                                                                                                    L'000           L'000
Staff costs (note 6)                                                                                  723              41
Amortisation and amounts written off
- goodwill                                                                                             22               4
- pre-opening expenses                                                                                 65               5
Depreciation of tangible fixed assets
- owned                                                                                                81               6
- held under hire purchase contracts and finance leases                                                26               -
Amortisation of grants                                                                                (10)              -
Auditors remuneration
- audit services                                                                                       35              16
                                                                                               ----------      ----------

    MALMAISON LIMITED
                                      F-49

6   STAFF COSTS

Particulars of employees (including executive directors) are shown below:

                                                                                                                  53 week
                                                                                               Year ended       period to
                                                                                              31 December     31 December
                                                                                                     1997            1996
                                                                                                    L'000           L'000
Employee costs during the period amounted to:
Wages and salaries                                                                                    673              37
Social security costs                                                                                  50               4
                                                                                               ----------      ----------
                                                                                                      723              41
                                                                                               ----------      ----------

The average monthly number of persons employed by the group for the periods were as follows:

                                                                                                     1997            1996
                                                                                                   Number          Number
Hotel operations                                                                                       65              38
Administration                                                                                          2               2
                                                                                               ----------      ----------
                                                                                                       67              40
                                                                                               ----------      ----------

Directors' remuneration:

No director received any remuneration for their services to any group company during the year.

7   TAX ON LOSS ON ORDINARY ACTIVITIES

There is no taxable profit in the current year, and accordingly, no charge to tax arises.

A potential liability on deferred chargeable gains of L1,300,000 (1996 - L450,000) exists following the revALuation of property. In addition a further L240,000 (1996 - L63,000) of deferred tax liabilities is present within the group. These amounts are unprovided for due to the existence of brought forward tax losses. Such losses may be relieved only against future trading profits.

    MALMAISON LIMITED
                                      F-50

8  INTANGIBLE FIXED ASSETS

The movement in the year was as follows:

                                                                                               Pre-opening           Total
                                                                   Brand         Goodwill         expenses
Group                                                              L'000            L'000            L'000           L'000
COST

Beginning of year                                                    800              436               47           1,283
Additions                                                              -                -              394             394
Adjustment of goodwill (see note 10)                                   -              (56)               -             (56)
                                                              ----------       ----------       ----------      ----------
End of year                                                          800              380              441           1,621
                                                              ----------       ----------       ----------      ----------
AMOUNTS WRITTEN OFF

Beginning of year                                                      -                4                5               9
Amortisation                                                           -               22               65              87
                                                              ----------       ----------       ----------      ----------
End of year                                                            -               26               70              96
                                                              ----------       ----------       ----------      ----------
NET BOOK VALUE

Beginning of year                                                    800              432               42           1,274
                                                              ----------       ----------       ----------      ----------
End of year                                                          800              354              371           1,525
                                                              ----------       ----------       ----------      ----------

    MALMAISON LIMITED
                                      F-51

9  TANGIBLE FIXED ASSETS

The movement in the year was as follows:

                                                                Freehold                       Furniture,
                                                                land and         Work in       fixtures &
                                                               buildings        progress        equipment            Total
                                                                   L'000           L'000            L'000            L'000
GROUP

COST OR VALUATION

Beginning of year                                                  3,058           5,410              389            8,857
Additions                                                          8,799          10,958            1,961           21,718
Reclassification                                                   3,055          (3,055)               -                -
Revaluations                                                       2,791               -                -            2,791
                                                              ----------      ----------       ----------       ----------
End of year                                                       17,703          13,313            2,350           33,366
---------------------------------------------------------------------------------------------------------------------------
At valuation                                                      17,703               -                -           17,703
At cost                                                                -          13,313            2,350           15,663
---------------------------------------------------------------------------------------------------------------------------
DEPRECIATION

Beginning of year                                                      -               -                6                6
Charge                                                                 -               -              107              107
                                                              ----------      ----------       ----------       ----------
End of year                                                            -               -              113              113
                                                              ----------      ----------       ----------       ----------
NET BOOK VALUE

Beginning of year                                                  3,058           5,410              383            8,851
                                                              ----------      ----------       ----------       ----------
End of year                                                       17,703          13,313            2,237           33,253
                                                              ----------      ----------       ----------       ----------

LEASED ASSETS AND ASSETS HELD ON FINANCE LEASES INCLUDED IN THE ABOVE:

NET BOOK VALUE

BEGINNING OF YEAR                                                      -               -                -                -
                                                              ----------      ----------       ----------       ----------
END OF YEAR                                                            -               -              212              212
                                                              ----------      ----------       ----------       ----------

Additions to work in progress include interest capitalised of L1,639,000 (1996 - L98,000). Cumulative interest capitalised included in the cost of tangible fixed assets amounts to L1,737,000 (1996 - L98,000).

Freehold properties are included at valuation. The valuations were carried out by Edward Symmons (Hotel & Leisure) Limited, Chartered Surveyors, on an open market value at 31 December 1997 for existing use basis, inclusive of fittings and equipment and with the benefit of licences where applicable during the year. The valuations are recorded after deducting the net book value of fittings and equipment is recorded against freehold land and buildings. Additions made subsequent to the valuations are recorded at cost.

On a historical cost basis, the net book amount of tangible fixed assets at 31 December 1997 would be L30,462,000, and the depreciation charge would not be materially different.

    MALMAISON LIMITED
                                      F-52

                                                                                                                   Work in
                                                                                                                  progress
COMPANY                                                                                                              L'000

COST
Beginning of year                                                                                                        -
Additions                                                                                                              141

                                                                                                                ----------
End of year                                                                                                            141
                                                                                                                ----------

10  FIXED ASSET INVESTMENTS

                                                                                                      Company
                                                                                                     1997            1996
                                                                                                    L'000           L'000
Subsidiary undertakings                                                                             4,904           4,960
                                                                                               ----------      ----------

The movement in the year relates to actual professional fees being less than estimated on the subsidiaries acquired in 1996. In the group accounts, goodwill has been reduced accordingly (see note 8).

a)  PRINCIPAL GROUP INVESTMENTS

The principal subsidiary undertakings are shown below:

                                                                                                        Proportion of
                                                                                                        ordinary share
                                                               Country of                               capital and voting
                                                               incorporation      Principal             rights held by the
SUBSIDIARY UNDERTAKINGS                                        and operation      Activity              group
The Malmaison Hotel (Glasgow) Limited                          Scotland           Hotel operations      100%
The Malmaison Hotel (Newcastle) Limited                        England            Hotel operations      100%
The Malmaison Hotel (Manchester) Limited                       England            Hotel operations      100%
The Malmaison Hotel (Leeds) Limited                            England            Hotel operations      100%
Malmaison Brand Limited                                        Scotland           Brand ownership       100%

b)  ACQUISITION OF SUBSIDIARY UNDERTAKINGS

On 15 April 1997 the company formed The Malmaison Hotel (Leeds) Limited.


    MALMAISON LIMITED
                                      F-53

11  STOCKS

                                                                                                       Group
                                                                                                     1997            1996
                                                                                                    L'000           L'000
Hotel operating stocks                                                                                 67              13
                                                                                               ----------      ----------

12  DEBTORS

                                                                      Group                           Company
                                                                    1997            1996             1997            1996
                                                                   L'000           L'000            L'000           L'000
Amounts falling due within one year:
Trade debtors                                                        287              34                -               -
Amounts owed by subsidiary undertakings                                -               -           10,646           4,743
VAT                                                                  507             590              273             357
Other debtors                                                      1,251              27              256               -
Prepayments and accrued income                                       136              14              101               -
Prepaid facility fees                                                  -             294                -               -
                                                              ----------      ----------       ----------      ----------
                                                                   2,181             959           11,276           5,100
                                                              ----------      ----------       ----------      ----------

Included in other debtors above is L247,500 relating to a deposit made by the company on the acquisition of the Malmaison hotel in Edinburgh (see note
1b).

13  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                      Group                           Company
                                                                    1997            1996             1997            1996
                                                                   L'000           L'000            L'000           L'000
Bank loans and Senior debt                                           550               -                -               -
Trade creditors                                                    1,447             448              202              49
Accrued interest                                                   2,677               -            2,677               -
Other creditors                                                      197              19                -              12
VAT                                                                   34               -                -               -
Grants                                                               564               -                -               -
Accruals and deferred income                                       1,563             938              281             140
                                                              ----------      ----------       ----------      ----------
                                                                   7,032           1,405            3,160             201
                                                              ----------      ----------       ----------      ----------

14  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                      Group                           Company
                                                                    1997            1996             1997            1996
                                                                   L'000           L'000            L'000           L'000
Senior debt                                                       10,602               -                -               -
Mezzanine debt                                                     3,000               -            3,000               -
Subordinated debt                                                 13,276          10,476           13,276          10,476
Grants                                                             1,974               -                -               -
Other                                                                133             212                -             212
                                                              ----------      ----------       ----------      ----------
                                                                  28,985          10,688           16,276          10,688
                                                              ----------      ----------       ----------      ----------

    MALMAISON LIMITED
                                      F-54

During the year the group was awarded a L2,400,000 grant in relation to the Malmaison Manchester property and a L148,000 grant in relation to the Malmaison Glasgow property.

SENIOR DEBT

At 31 December 1997 the group had senior borrowing facilities of L22,300,000 (1996 - L9,500,000) of which L12,389,000 (1996 - Lnil) was drawn down.
Borrowings are repayable on a quarterly basis from 31 March 1998, incur interest at 2.5% p.a. above LIBOR, are secured by a first fixed and floating charge on the group's hotels and other assets, and are subject to financial covenants.

Amounts shown for senior debt are net of facility fees L1,237,000 (1996 -
Lnil).

MEZZANINE DEBT

The company has entered into a mezzanine loan facility agreement of L5,750,000 and a working capital facility of L500,000 with Arcadian International Limited. The loan facility incurs interest at 10% and is repayable on 31 December 2006 and the working capital facility incurs interest at 3% above The Royal Bank of Scotland Plc base rate and is repayable on 31 December 1999. These facilities are secured by second charges on the group's hotel properties. Drawings under these facilities at 31 December 1997 were L3,000,000 and Lnil respectively (1996 Lnil and Lnil).

SUBORDINATED DEBT

The loan stock is unsecured, bears interest at 20% per annum, and is repayable in instalments between 2003 and 2005 (see note 20). At 31 December 1997 issued loan stock was as follows:

                                                                                                     1997            1996
                                                                                                    L'000           L'000
`A' loan stock                                                                                      5,873           5,873
`B' loan stock                                                                                      4,603           4,603
`C' loan stock                                                                                      2,800               -
                                                                                               ----------      ----------
                                                                                                   13,276          10,476
                                                                                               ----------      ----------

14  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR (CONTINUED)

On 15 April 1997 the company issued L1,700,000 of `C' loan stock in connection with interalia the purchase of a development site in Leeds.

On 10 December 1997 the company issued a further L1,100,000 of `C' loan stock in connection with interalia the part repayment of the mezzanine loan with Arcadian International Limited, a related party.

The A, B and C loan stock rank pari passu in all respects with the exception of the winding up of the company. In this case the C loan stock is subordinated to the A and B loan stock. The B loan stock is subordinated to the A loan stock and all classes of loan stock are subordinated to the claims of all other creditors.

    MALMAISON LIMITED
                                      F-55

ANALYSIS OF BORROWINGS

Borrowings are repayable as follows:

                                                                      Group                           Company
                                                                    1997            1996            1997             1996
                                                                   L'000           L'000           L'000            L'000
Due within five years
- within 1 year           - finance leases                           78                -               -                -
                          - bank loans                              600                -               -                -
- within 1-2 years        - finance leases                           78                -               -                -
                          - bank loans                            1,400                -               -                -
- within 2-5 years        - finance leases                           56                -               -                -
                          - bank loans                            6,300                -               -                -
More than 5 years         - bank loans                            4,089                -               -                -
                          - mezzanine loan                        3,000                -           3,000                -
                          - subordinated loan stock              13,276           10,476          13,276           10,476
                                                             ----------       ----------      ----------       ----------
                                                                 28,877           10,476          16,276           10,476
                                                              ----------      ----------      ----------       ----------

15  CALLED-UP SHARE CAPITAL

                                                                                                     1997            1996
                                                                                                    L'000           L'000
AUTHORISED

25,100,000 (1996 - 19,100,000) ordinary shares of 1p each                                             251             191
1,900,000 (1996 - 1,900,000) `B' deferred convertible shares of 1p each                                19              19
                                                                                               ----------      ----------
                                                                                                      270             210
                                                                                               ----------      ----------
ALLOTTED, CALLED-UP AND FULLY-PAID

17,400,000 (1996 - 16,150,000) ordinary shares of 1p each                                             174             162
                                                                                               ----------      ----------

15  CALLED-UP SHARE CAPITAL (CONTINUED)

During the year the company issued 1,250,000 shares as part consideration for the acquisition of The Malmaison Hotel (Manchester) Limited in 1996.

Arcadian International Limited and K.W. McCulloch have the right before 31 December 2005, to subscribe for a number of deferred shares, which are convertible into ordinary shares at par upon the sale of a substantial part of the assets of the group, the admission of the ordinary shares of the company to the London Stock Exchange or control of the company passing to one shareholder. The number of deferred shares subject to this right is determined by the value attributable to the group in the transaction. Upon the acquisition of the share capital of the company by Patriot American Hospitality, Inc. ("Patriot"), K.W. McCulloch transferred the right to 1,390,581 deferred shares to Patriot (see note 1).

As at 31 December 1996 the company had in issue warrants to subscribe for 1,410,811 ordinary shares exercisable at par. On 15 April 1997 the company issued warrants to subscribe for 4,949,026 ordinary shares exercisable at par. On 10 December 1997 the company issued warrants to subscribe for 3,202,311 ordinary shares exercisable at par. All the warrants in issue were acquired by Patriot on the 8 April 1998 (see note 1).

    MALMAISON LIMITED
                                      F-56

16  RESERVES

Of total reserves shown in the group and company's balance sheets, the following amounts are regarded as distributable or otherwise:

                                                                      Group                           Company
                                                                    1997            1996             1997            1996
                                                                   L'000           L'000            L'000           L'000
Distributable
- profit and loss account                                         (1,048)            (90)             (52)            (30)
Non distributable
- revaluation reserve                                              2,791               -                -               -
                                                              ----------      ----------       ----------      ----------
TOTAL RESERVES                                                     1,743             (90)             (52)            (30)
                                                              ----------      ----------       ----------      ----------


    MALMAISON LIMITED
                                      F-57

                                                                             Revaluation       Profit and
                                                                                 reserve     loss account           Total
                                                                                   L'000            L'000           L'000
GROUP

Beginning of the year                                                                  -              (90)            (90)
Accumulated loss for the year                                                          -             (958)           (958)
Revaluation of operating hotels                                                    2,791                -           2,791
                                                                              ----------       ----------      ----------
End of year                                                                        2,791           (1,048)          1,743
                                                                              ----------       ----------      ----------

COMPANY

Beginning of the year                                                                  -              (30)            (30)
Accumulated loss for the year                                                          -              (22)            (22)
                                                                              ----------       ----------      ----------
End of year                                                                            -              (52)            (52)
                                                                              ----------       ----------      ----------

17  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                      Group                           Company
                                                                    1997            1996             1997            1996
                                                                   L'000           L'000            L'000           L'000
Loss for the financial year                                         (958)            (90)             (22)            (30)
                                                              ----------      ----------       ----------      ----------
Other recognised gains and losses relating to the year             2,791               -                -               -
New share capital subscribed                                          12             162               12             162
                                                              ----------      ----------       ----------      ----------
Net addition to (reduction in) shareholders' funds                 1,845              72              (10)            132
                                                              ----------      ----------       ----------      ----------
Opening shareholders' funds                                           72               -              132               -
                                                              ----------      ----------       ----------      ----------
Closing shareholders' funds                                        1,917              72              122             132
                                                              ----------      ----------       ----------      ----------

18  CASH FLOW INFORMATION

a)  RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS

                                                                                                                  53 week
                                                                                               Year ended       period to
                                                                                              31 December     31 December
                                                                                                     1997            1996
                                                                                                    L'000           L'000
Operating profit                                                                                      344              16
Depreciation and amortisation charges                                                                 194              15
Increase in stocks                                                                                    (54)             (1)
Increase in debtors                                                                                  (343)           (748)
Increase in creditors                                                                               1,073             512
Amortisation of grant income                                                                          (10)              -
                                                                                               ----------      ----------
NET CASH INFLOW (OUTFLOW) FROM OPERATING ACTIVITIES                                                 1,205            (206)
                                                                                               ----------      ----------

    MALMAISON LIMITED
                                      F-58

b) ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

                                                                                                                  53 week
                                                                                               Year ended       period to
                                                                                              31 December     31 December
                                                                                                     1997            1996
                                                                                                    L'000           L'000
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

Interest received                                                                                      69               8
Interest and facility fees paid                                                                    (1,300)              -
                                                                                               ----------      ----------
                                                                                                   (1,231)              8
                                                                                               ----------      ----------
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT

Expenditure on tangible fixed assets                                                              (19,270)         (2,978)
Expenditure on intangible fixed assets                                                               (394)              -
Grants received                                                                                     1,612               -
                                                                                               ----------      ----------
                                                                                                  (18,052)         (2,978)

                                                                                               ----------      ----------
ACQUISITIONS

Purchase of subsidiary undertakings                                                                     -            (410)
Deposits to purchase subsidiary undertaking                                                          (247)              -
Cash acquired                                                                                           -              53
Purchase of brand name                                                                                  -            (400)
                                                                                               ----------      ----------
NET CASH OUTFLOW FOR ACQUISITIONS                                                                    (247)           (757)
                                                                                               ----------      ----------
FINANCING

Issue of ordinary share capital                                                                         -             103
Repayment of finance leases                                                                           (24)              -
Debt due within one year                                                                              600               -
Debt due greater than one year                                                                     17,589           4,898
                                                                                               ----------      ----------
CASH INFLOW FROM FINANCING                                                                         18,165           5,001
                                                                                               ----------      ----------

18  CASH FLOW INFORMATION (CONTINUED)

c)  ANALYSIS OF NET DEBT

                                                            Beginning of                            Other
                                                                    year       Cash flow       (non-cash)     End of year
                                                                   L'000           L'000           L'000            L'000
Cash on hand and at bank                                           1,068            (160)               -             908
Finance leases                                                         -              24             (238)           (214)
Debt due within one year                                               -            (600)               -            (600)
Debt due after 1 year                                            (10,476)        (17,589)               -         (28,065)
                                                              ----------      ----------       ----------      ----------
                                                                  (9,408)        (18,325))           (238)        (27,971)
                                                              ----------      ----------       ----------      ----------

d)  MAJOR NON-CASH

During the year the group entered into finance lease arrangements in respect of assets with a total capital value at the

    MALMAISON LIMITED
                                      F-59
inception on the leases of L238,000 (1996 - Lnil).

19 GUARANTEES AND OTHER FINANCIAL COMMITMENTS

a) CAPITAL COMMITMENTS

At the end of the year capital commitments were:

                                                                      Group                           Company
                                                                    1997            1996             1997            1996
                                                                   L'000           L'000            L'000           L'000
Contracted for but not provided for                                3,614          13,441                -               -
                                                              ----------      ----------       ----------      ----------

b)  CONTINGENT LIABILITIES

The company has guaranteed and secured by a floating charge on its own assets overdrafts and other liabilities of certain subsidiary undertakings, the amount outstanding at 31 December 1997 being L12,389,000 (1996 - Lnil).

    MALMAISON LIMITED
                                      F-60

20  RELATED PARTY TRANSACTIONS

a) A. Haining and R.K. Black, both shareholders in the company during the year, are directors of Botts & Company Limited and financial advisers to the company. During the year Botts & Company Limited received fees of L160,000 (1996 - L119,000). In addition, as at 31 December 1997, Botts & Company Limited held 4,439,955 (1996 - L2,925,000) subordinated loan stock (see note 15).

b) R.R.A. Breare and C.G. Upton are both directors of Arcadian International Limited ("Arcadian"), a shareholder of the company. During the year Arcadian received fees of L500,000 (1996 - L500,000).

In addition, as at 31 December 1997, Arcadian held 5,061,972 (1996 - L4,102,500) subordinated, loan stock (see note 15).

c) K.W. McCulloch a shareholder of the company during the year, is also a director of and the majority shareholder in MHM Limited. Arcadian and MHM Limited have a joint venture, Malmaison Management Limited, which has a ten year management contract for the group's hotels. Management fees payable for the year ended 31 December 1997 under this contract were L143,000 (1996 -
L9,000).

In addition, as at 31 December 1997, K.W. McCulloch held 1,090,081 (1996 - L1,024,650) subordinated loan stock (see note 15).

In 1996 Malmaison Management Limited entered into project co-ordination agreements with the group to assist with the development of its hotels. Amounts payable in the year ended 31 December 1997 under these agreements were L471,000 (1996 - L240,000).

d) Arcadian and K.W. McCulloch, as shareholders in Malmaison Management Limited, have the right to subscribe for deferred shares in the company in the event of a realisation of the assets of the group before 31 December 2005. Further details are given in note 15.

e) In 1996 Arcadian entered into two forms of guarantee on behalf of a syndicate of banks, led by Coutts & Company, in favour of the banks. The first relates to the overrun of construction costs of the hotels and is limited to the amount of the group's senior debt of L9.5 million plus accrued interest thereon. The second relates to the repayments of L1.5 million of principal of the senior debt in the period to 31 December 1999 and the payment of any interest on the senior debt in that period. Should any payments be made by Arcadian under the terms of either guarantee, Arcadian would receive additional A loan stock in the company to the value of any such payment.


    MALMAISON LIMITED
                                      F-61